SCHEDULE 14A
                                 (Rule 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

                     Proxy Statement Pursuant to Section 14(a) of the
                         Securities Exchange Act of 1934
                               (Amendment No. __)

[X]  Filed by the Registrant
[ ]  Filed by a Party other than the Registrant

Check the appropriate box:

[X]  Preliminary Proxy Statement
[ ]  Confidential, for Use of the Commission Only
      (as permitted by Rule 14a-6(e)(2))
[ ]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12


                           TELEWEST COMMUNICATIONS PLC
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     1)     Title of each class of securities to which transaction applies:

     2)     Aggregate number of securities to which transaction applies:

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     4)     Proposed maximum aggregate value of transaction:

     5)     Total fee paid

[ ]   Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)     Amount Previously Paid: $
     2)     Form, Schedule or Registration Statement No.:
     3)     Filing Party:
     4)     Date Filed:

THIS DOCUMENT IS IMPORTANT AND REQUIRES YOUR IMMEDIATE ATTENTION. If you are in any doubt as to the action you should take, please consult an appropriate independent adviser immediately. If you have sold or otherwise transferred all of your holding of ordinary shares in Telewest Communications plc, you should send this document together with the accompanying Form of Proxy, to the purchaser or transferee or to the stockbroker, bank or other agent through whom the sale or transfer was effected for transmission to the purchaser or transferee.





                                     [LOGO]
                           TELEWEST COMMUNICATIONS PLC




                                    NOTICE OF

                             ANNUAL GENERAL MEETING




Notice of the Annual General Meeting of the Company to be held at The Grocers' Hall, Princes Street, London EC2R 8AD on Friday, 9 May 1997 at 10.00 am is set out on pages 7 to 9. Forms of Proxy for the Annual General Meeting must be received by the Company's Registrars, Lloyds Bank plc, Registrar's Department, The Causeway, Worthing, West Sussex, England N99 6DB not later than 10:00 am on 7 May 1997.

TELEWEST COMMUNICATIONS PLC
(Registered in England and Wales No. 2983307)



                                                     Genesis Business Park
                                                     Albert Drive, Woking
                                                     Surrey GU21 5RW
                                                     United Kingdom


                                                     26 March 1997

Dear Shareholder.

1997 ANNUAL GENERAL MEETING

The 1997 Annual General Meeting of the Company ("AGM") is to be held on Friday, 9 May 1997 at 10.00 am (United Kingdom time) at The Grocers' Hall, Princes Street, London 8C2R 8AD. The Notice convening the AGM, the Proxy Card and the related Proxy Statement accompany this letter. I am writing to give you more information about the resolutions to be considered at the AGM.

Resolutions 1 to 12 deal with the adoption of the 1996 Directors' Report and Accounts, and the reappointment of the Directors. Resolutions 13 and 14 deal with the Directors' authority to allot (i.e., issue) shares and the disapplication of pre-emption rights. With regard to Resolution 13, under English company law, a company's directors may not allot shares, unless they are authorised to do so by an ordinary resolution of the shareholders of the company or under its articles of association. Resolution 13 renews your Directors' authority to allot up to 309,189,200 ordinary shares of 10p each in the capital of the Company ("Telewest shares"), representing just under one third of the Company's current issued ordinary share capital, which proportion is in accordance with the U.K. institutional guidelines.

Resolution 14 provides the Board with the power to allot shares for cash without first offering those shares pro rata to existing shareholders, as otherwise required by the Companies Act 1985. This would empower your Directors to issue shares for cash other than pro rata to shareholders in limited circumstances in connection with a rights issue or open offer and, in addition, to issue for cash up to an aggregate of 46,378,380 shares, representing just under 5 per cent of the Company's current issued ordinary share capital, which proportion is also in accordance with UK institutional guidelines.

The Board considers that it is in the best interests of the Company that it should have the flexibility sought in Resolutions 13 and 14 although it has no present intention of allotting Telewest shares thereunder. The authorities conferred by these resolutions, if passed, will lapse fifteen months after the AGM or at the conclusion of the 1998 Annual General Meeting, whichever occurs first.

Resolution 15 deals with the reappointment of KPMG Audit plc, as auditors of the Company.

Resolution 16 proposes the approval by ordinary resolution of two new share plans, the Telewest Equity Participation Plan and the Telewest Long Term Incentive Plan. The Equity Participation Plan is a plan linked to the Company's annual performance related cash bonus scheme. Under this plan an employee can elect to acquire Telewest shares using part of his bonus ("Bonus shares") and the Company then provisionally allocates matching shares for no consideration to the employee. Retention of the matching shares by the employee is dependent on the employee remaining employed by the Company and retaining the Bonus shares for three years after the date of the grant of the matching award. The Long Term Incentive Plan is designed to replace the Telewest Restricted Share Scheme. Executive employees will be made provisional allocations of Telewest shares which will not vest unless performance criteria based upon total shareholder return are met. Awards granted under the scheme shall not be pensionable. Participants in either of these plans will (save in exceptional circumstances) cease to be eligible for the grant of new options under the Telewest 1995 (No.
1) Executive Share Option Scheme and the Telewest 1995 (No. 2) Executive Share Option Scheme. A summary of the rules of these plans is set out in the Appendix.

Given the considerable expansion of the Company's operations, the Company is taking this opportunity to increase its borrowing powers under the Articles of Association. Resolution 17 is a special resolution to alter the Company's Articles of Association to increase the borrowing powers of the Company to the greater of (pound)4 billion and five times the adjusted Capital and reserves (as defined in the Articles of Association). The Company's borrowing powers were previously limited to the greater of (pound)2 billion and four times the adjusted capital and reserves.

ACTION TO BE TAKEN
If you are unable to attend the AGM, I urge you to vote at the meeting by proxy. A Proxy Card for use by holders of ordinary shares at the AGM is enclosed. Holders of ordinary shares are advised to complete and return the Proxy Card in accordance with the instructions printed on it so as to arrive at the Company's Registrars as soon as possible, but in any event not later than 10.00 am on Wednesday, 7 May 1997. The return of the Proxy Call will not preclude a holder of ordinary shares from attending and voting in person at the AGM if he or she so wishes. Details concerning proxy voting are set out in the Proxy Statement.

THE DIRECTORS CONFIRM THAT THEY BELIEVE THE PROPOSALS CONTAINED IN THE NOTICE OF AGM ARE IN THE BEST INTERESTS OF SHAREHOLDERS AS A WHOLE AND RECOMMEND THAT SHAREHOLDERS VOTE FOR THE RESOLUTIONS.

Refreshments will be available prior to the meeting and my fellow Directors and I look forward to meeting you then.

Yours sincerely


FRED VIERRA
Chairman

APPENDIX


PART 1


SUMMARY OF THE TELEWEST EQUITY PARTICIPATION PLAN (THE "EPP")

1    ELIGIBILITY
Any Director or employee of a participating company who is required to devote the whole or substantially the whole of his working time to the service of a participating company may be invited to participate in the EPP [other than a person who is within two years of the date in which he is bound to retire in accordance with the terms of his contract of employment]. It is currently expected tha the plan will be made available to members of middle management and above. Based on current employment levels, approximately 400 persons are expected to be invited to participate in the EPP.

2    AWARDS
Under the Telewest annual performance-related Short Term Incentive Plan ("STIP") participants may be due a cash bonus. Under Part A of the EPP, at the Remuneration Committee's discretion, a participant can agree to forgo up to 50% of the bonus payable to him (or such other percentage as the Remuneration Committee may determine), before deduction of tax, and receive instead a conditional right to acquire Bonus shares (the "Bonus Option"). In return the participant is provisionally allocated a matching number of shares ("Matching Shares") which will be transferred for no payment after three years.

Part B of the EPP provides that, at the Remuneration Committee's discretion, a participant can use up to 50% of the bonus payable to him (or such other percentage as the Remuneration Committee may determine), after deduction of tax, to buy Telewest shares ("Bonus shares"). He must deposit the Bonus shares with the trustee ("Trustee") of the Telewest employees' share ownership plan (the "ESOP"), an independent trustee currently located in Jersey. In return, the participant is granted an award of the right to conditionally be transferred a matching number of Telewest shares ("Matching Shares") (after grossing up the value of the Bonus shares) for no payment.

3    MAKING OF AWARDS
Awards may be made during the six weeks following the 1996 Annual General Meeting and thereafter during the six weeks following the announcement of the Company's final, interim and quarterly results (and at other times in exceptional circumstances). No awards may be made more than ten years following the adoption of the EPP. Awards made under the EPP are personal to the participant and, except on the death of the participant, may not be transferred.

4    RECEIPT OF SHARES
Under Part A, a Bonus Option may be exercised at any time but the Matching Shares may only be transferred after three years and only if the Bonus Option has not been exercised before the third anniversary of the date of grant of the Bonus Option and the participant is still a Director or employee of the Group on the third anniversary. If a participant ceases to be an employee of the Group before the third anniversary because of his death, injury, disability, redundancy or retirement at normal retirement age or because the company or business which employs the participant is transferred out of the Group, Matching Shares may be transferred early. If the Bonus Option has been partially exercised before the third anniversary of the date of the grant of the Bonus Option, the extent to which Matching Shares shall be transferred shall be reduced proportionately. Special provisions apply if there is a take-over, reconstruction or winding-up of the Company, whereby shares can be transferred early.

Under Part B, Bonus shares may be withdrawn by the participant at his discretion at any time after the date of the award but the Matching Shares provisionally allocated by the Company may only be transferred after the third anniversary of this date and only if the Bonus shares have not been withdrawn before such third anniversary and the participant is still a Director or employee of the Group on the third anniversary. If a participant ceases to be an employee of the Group before the third anniversary for the same reasons listed above in relation to Part A, Matching Shares may be transferred early. The number of Matching Shares so transferred will be reduced proportionately to the number of Bonus shares that are withdrawn before the third anniversary of the date of grant. Special provisions apply if there is a take-over, reconstruction or winding-up of the Company, whereby shares can be transferred early.

APPENDIX


5    VARIATION OF CAPITAL
In the event of any increase or variation in the share capital of the Company, the Remuneration Committee may make such adjustments as it considers appropriate to the number of shares which may be acquired under the award.

6    LIMITS AND SUBSCRIPTION FOR SHARES
The ESOP may subscribe for or purchase Telewest shares for the purposes of the EPP or the Company may grant an option to the ESOP to subscribe for Telewest shares for the purposes of the EPP. The Board does not intend to issue Telewest shares to the ESOP at a price below the middle market quotation for a Telewest share on the dealing day before the date of grant or, if issued other than on exercise of an option, on the dealing day before the date of issue. In addition, the following limits apply to the EPP:

     (a) in any ten year period, the number of Telewest shares which may be issued under the EPP, the Telewest Long Term Incentive Share Plan, and on the exercise of options under any executive share option scheme may not exceed 5% of the issued ordinary share capital of the Company;

     (b) in the period of three years commencing 1997 and in any subsequent three year period, not more than 3% of the issued ordinary share capital of the Company may be issued under the EPP, the Telewest Long Term Incentive Plan, and on the exercise of options under any executive share option scheme;

     (c) in the period of five years commencing 1997 and in any subsequent five year period, not more than 5% of the issued ordinary share capital of the Company may be issued under the EPP, the Telewest Long Term Incentive Plan, and pursuant to any employees' share scheme;

     (d) in any ten year period, the number of shares which may be issued under the EPP, the Telewest Long Term Incentive Share Plan, and pursuant to any employees' share scheme may not exceed 10% of the issued ordinary share capital of the Company.

7    AMENDMENTS
The Remuneration Committee may at any time amend the EPP, or the terms of any award granted under it, save that the prior approval of the Company in a general meeting will be required for amendments to the advantage of the participants; to the eligibility requirements; to the limits on the number of Telewest shares that can be issued under awards; to the maximum entitlement for any one participant and to the rule concerning adjustments in the event of a variation of capital.

PART 2

SUMMARY OF THE TELEWEST LONG TERM INCENTIVE PLAN (THE "LTIP")

1    ELIGIBILITY
Any director or employee of a participating company who is required to devote the whole or substantially the whole of his working time to the service of a participating company may be invited to participate other than a person who is within two years of the date in which he is bound to retire in accordance with the terms of his contract of employment. It is currently expected that the plan will be made available to members of senior management. Based on current employment levels, approximately 60 employees are expected to be invited to participate in the LTIP.

2    AWARDS
An award consists of a right to receive Telewest shares for no payment, 50% of the shares vesting being transferred on the third anniversary of the award date and the remaining 50% of the shares vesting being transferred on the fourth anniversary of the award date.

3    PERFORMANCE CONDITIONS
Vesting of an award is dependent on meeting performance conditions. The award is divided equally, with vesting of 50% depending on the Company's total shareholder return ("TSR") meeting a performance condition relating to the TSR of FT-SE 100 companies and the remaining 50% depending on meeting a performance condition relating to the TSR of a group of comparative companies (i.e., telecommunications, broadcasting and cable companies operating in the U.K. with shares listed on the London Stock Exchange and cable companies operating in the U.K. with shares listed on the Nasdaq National Market), in each case over a three year period. If the Company's TSR is in the top quartile of the FT-SE 100 companies over that period, the participant will receive 50% of the number of shares awarded to him; if the Company's TSR is 50th place in the FT-SE 100, the participant will receive 12 1/2% of the number of shares awarded him; if below 50th place in the FT-SE 100, the participant will receive nothing in respect of this portion of the award. Similarly, if the Company's TSR is in the top quartile of the group of comparative companies, over that period, the participant will receive 50% of the

APPENDIX


number of shares awarded to him; if the Company's TSR is at the median position, the participant will receive 12 1/2% of the number of shares awarded to him; if below the median position, the participant will receive nothing in respect of that portion of the award. In either test, a proportionate number of shares will be received for intermediate positions. TSR in each case will be calculated by reference to the cash flow generated by dividends and capital appreciation on a share purchased at the beginning and sold at the end of the period. The purchase and sale price will be taken to be the average middle-market quotation for the period of three months preceding the time in question.

4    GRANT OF AWARDS
Awards may be granted during the six weeks following the 1997 Annual General Meeting and thereafter during the six weeks following the announcement of the Company's final, interim and quarterly results (and at other times in exceptional circumstances). No award may be granted more than ten years following the adoption of the LTIP. Awards granted under the LTIP are personal to the participant and, except on the death of the participant, may not be transferred.

5    TRANSFER OF SHARES
If the participant remains employed by the Group and subject to the satisfaction of the performance criteria, 50% of the shares subject to the award will be transferred after three years from the date of grant, and 50% after four years from the date of grant. However, early transfer is permitted in the event of death, or cessation of employment through injury, disability, redundancy or retirement at normal contractual retirement age, or because the company or business which employs the participant is transferred out of the Group but only in respect of a time-apportioned number of shares. Special provisions apply if there is a take-over, reconstruction or winding-up of the Company, whereby shares can be transferred early.

6    VARIATION OF CAPITAL
In the event of any increase of variation in the share capital of the Company, the Remuneration Committee may make such adjustments as it considers appropriate to the number of shares which may be acquired under the award.

7    LIMITS AND SUBSCRIPTION FOR SHARES
The provisions set out in paragraph 6 of Part 1 apply equally. The value of shares awarded under the LTIP in any financial year to any individual may not exceed 100% of his annual salary (excluding benefits in kind), save in exceptional circumstances.

8    AMENDMENTS
The Remuneration Committee may at any time amend the LTIP, or the terms of any award granted under it, save that the prior approval of the Company in general meeting will be required for amendments to the advantage of participants; to the eligibility requirements; to the limits on the number of shares that can be issued under awards; to the maximum entitlement for any one participant and to the rule concerning adjustments in the event of a variation of capital.






NOTE:
This Appendix summarises the main features of the rules of the Telewest Equity Participation Plan and the Telewest Long Term Incentive Plan, but does not form part of them and should not be taken as affecting the interpretation of the detailed terms and conditions constituting the rules. Copies of the draft rules will be available for inspection at the registered office of the Company and at the offices of the Company's solicitors, Clifford Chance, at 200 Aldersgate Street, London EC1A 4JJ during usual business hours on weekdays (Saturdays and public holidays excepted) up to the date of the 1997 Annual General Meeting and at the meeting itself. The Remuneration Committee reserves the right up to the time of the meeting to make such amendments and additions as it may consider necessary or desirable, provided that such amendments and additions do not conflict in any material respect with the summaries set out in this Appendix.

NOTICE OF ANNUAL GENERAL MEETING


Notice is hereby given that the Annual General Meeting of Telewest Communications plc (the "Company") will be held on Friday, 9 May 1997, at 10.00 am (United Kingdom time) at The Grocers' Hall, Princes Street, London EC2R 8AD for the purpose of considering and, if thought fit, passing the resolutions set out below. Resolutions 1 to 13, 15 and 16 will be proposed as Ordinary Resolutions and Resolutions 14 and 17 will be proposed as Special Resolutions.

ORDINARY BUSINESS

1 To adopt the Directors' Report and Accounts of the Company for the year ended 31 December 1996.

2 To reappoint Fred A. Vierra as a Director, who is retiring by rotation at the forthcoming Annual General Meeting in accordance with the Company's Articles of Association.

3 To reappoint Anthony W.P. Stenham as a Director, who is retiring by rotation at the forthcoming Annual General Meeting in accordance with the Company's Articles of Association.

4 To reappoint Arthur G. Ames as a Director, who is retiring by rotation at the forthcoming Annual General Meeting in accordance with the Company's Articles of Association.

5 To reappoint John A. Atterbury III as a Director, who is retiring by rotation at the forthcoming Annual General Meeting in accordance with the Company's Articles of Association.

6 To reappoint Lord Borrie QC as a Director, who is retiring by rotation at the forthcoming Annual General Meeting in accordance with the Company's Articles of Association.

7 To reappoint Charles J. Burdick as a Director, who is retiring by rotation at the forthcoming Annual General Meeting in accordance with the Company's Articles of Association.

8 To reappoint Stephen J. Davidson as a Director, who is retiring by rotation at the forthcoming Annual General Meeting in accordance with the Company's Articles of Association.

9 To reappoint Lord Griffiths of Fforestfach as a Director, who is retiring by rotation at the forthcoming Annual General Meeting in accordance with the Company's Articles of Association.

10 To reappoint Charles M. Lillis as a Director, who is retiring by rotation at the forthcoming Annual General Meeting in accordance with the Company's Articles of Association.

11 To reappoint James O. Robbins as a Director, who is retiring by rotation at the forthcoming Annual General Meeting in accordance with the Company's Articles of Association.

12 To reappoint Adam N. Singer as a Director, who is retiring by rotation at the forthcoming Annual General Meeting in accordance with the Company's Articles of Association.

13   To approve the following Ordinary Resolution:



THAT in substitution for all previous authorities which are hereby revoked, the Directors be generally and unconditionally authorised pursuant to Section 80 of the Companies Act 1985 (the "Act") to exercise all or any powers of the Company to allot relevant securities (within the meaning of Section 80(2) of the Act) up to an aggregate nominal amount of (pound)30,918,920, such authority to expire (unless previously renewed, varied or revoked by the Company in a general meeting) on the earlier of 8 August 1998 or the conclusion of the Annual General Meeting of the Company to be held in 1998, but the Company may make an offer or agreement which would or might require relevant securities to be allotted after the expiry of this authority and the Directors may allot relevant securities in pursuance of that offer or agreement.

14   To approve the following Special Resolution:

     THAT in substitution for all previous authorities which are hereby revoked, and subject to the passing of Resolution 13, the Directors be empowered pursuant to Section 95 of the Act to allot equity securities (within the meaning of Section 94(2) of the Act) for cash pursuant to the authority conferred by Resolution 13 as if Section 89(1) of the Act did not apply to any such allotment. This power:

     (i) expires on the earlier of 8 August 1998 or the conclusion of the Annual General Meeting of the Company to be held in 1998, but the Company may make an offer or agreement which would or might require equity securities to be allotted after the expiry of this authority and the Directors may allot equity securities in pursuance of that offer or agreement; and

     (ii) is limited to:

     A allotment of equity securities where such securities have been offered (whether by way of a rights issue, open offer or otherwise) to holders of ordinary shares of 10p each in the capital of the Company ("Ordinary Shares") and, if in accordance with their rights, the Directors so determine, to holders of other equity securities of any class, in proportion (as nearly as may be) to their existing holdings of Ordinary Shares or (as the case may be) other equity securities of the class on the basis of their rights to receive such offer or, failing which, on the basis that their holdings have been converted into or that they have subscribed for Ordinary Shares on the basis then applicable, subject to the Directors having a right to make such exclusions or other arrangements in connection with the offer as they deem necessary or expedient:

          (a) to deal with equity securities representing fractional entitlements; and

          (b) to deal with legal or practical problems under the laws of, or the requirements of any recognised regulatory body or any stock exchange in any territory; and

     B allotments of equity securities for cash otherwise than pursuant to paragraph A up to an aggregate nominal amount of (pound)4,637,838.00.

15 To appoint KPMG Audit plc, as auditors, to serve from the conclusion of the forthcoming Annual General Meeting to the Annual General Meeting of the Company to be held in 1998, and to authorise the Directors to fix the remuneration of the auditors.

SPECIAL BUSINESS

16   To approve the following Ordinary Resolution:

     THAT:

     (a) the Telewest Equity Participation Plan (the "EPP"), in the form set out in the draft rules of the EPP produced to the meeting and for the purposes of identification initialled by the Chairman and the main features of which are summarised in the Appendix to the Chairman's letter, be and is hereby approved, and the Board be and is hereby authorised to do all acts and things which it may consider necessary or desirable to carry the same into effect (including the provision of funds to the Trustee of the Telewest employees' share ownership plan or any other employees' trust for the acquisition of Ordinary Shares in the Company to be awarded under the EPP).

     (b) the Telewest Long Term Incentive Plan (the "LTIP"), in the form set out in the draft rules of the LTIP produced to the meeting and for the purposes of identification initialled by the Chairman and the main features of which are summarised in the Appendix to the Chairman's letter, be and is hereby approved, and the Board be and is hereby authorised to do all acts and things which it may consider necessary or desirable to carry the same into effect (including the provision of funds to the Trustee of the Telewest employees' share ownership plan or any other employees' trust for the acquisition of Ordinary Shares in the Company to be awarded under the LTIP).

     (c) the Directors may be counted in the quorum and vote in respect of any matter connected with the EPP and the LTIP, notwithstanding that they may be interested in the same (except that no Director may be counted in the quorum or vote in respect of any matter solely concerning his own participation in the EPP or LTIP).



17   To approve the following Special Resolution:

     THAT the Articles of Association of the Company be altered by:

     (i) the deletion in Article 104(B)(i) of "(pound)2,000,000,000" and the substitution for it of "(pound)4,000,000,000"; and

     (ii) the deletion in Article 104(B)(ii) of the word "four" and the substitution for it of the word "five."

This Notice and the related proxy materials are being mailed to shareholders on the record at the close of business on 26 March 1997. All shareholders on the record at the time of the Annual General Meeting (or any postponements or adjournments thereof) will be entitled to vote at the meeting (or such postponements or adjournments).

By Order of the Board of Directors

V. Hull, LLB
Company Secretary

Registered Office:       Telewest Communications plc
                         Genesis Business Park
                         Albert Drive, Woking
                         Surrey GU21 5RW
                         United Kingdom

26 March 1997

NOTES:
1 For information with respect to the voting requirements for Ordinary Resolutions and Special Resolutions, see "Voting Requirements" in the Proxy Statement accompanying this Notice.
2 A shareholder entitled to attend and vote at the Annual General Meeting is also entitled to appoint one or more proxies to attend and, on a poll taken at the meeting, vote instead of him or her. A proxy need not be a shareholder of the Company.
3 To be effective, the instrument appointing a proxy and any authority under which it is executed (or a notarially certified copy of each authority) must be deposited at the offices of Lloyds Bank plc, Registrar's Department, The Causeway, Worthing, West Sussex, England BN99 6DB, not less than 48 hours before the time of the Annual General Meeting. A Proxy Card is enclosed with this Notice. Completion and return of the Proxy Card will not preclude a shareholder from attending and voting in person at the meeting.
4 Copies of all the Directors' service contracts and the Register of Directors' interests kept by the Company under Section 325 of the Act will be available for inspection at the registered office of the Company during normal business hours on any weekday (Saturday excluded) from the date of this Notice until the close of the meeting and at the place of the Annual General Meeting for at least 15 minutes before, and during, the meeting.




                      EACH SHAREHOLDER'S VOTE IS IMPORTANT

   PLEASE COMPLETE, DATE, SIGN AND RETURN THE ACCOMPANYING PROXY CARD PROMPTLY

                           TELEWEST COMMUNICATIONS PLC
Genesis Business Park
Albert Drive, Woking
Surrey GU21 5RW
United Kingdom




PROXY STATEMENT


This Proxy Statement and the accompanying proxy card are first being mailed on March 26, 1997 to holders of ordinary shares of 10 pence each (the "Ordinary Shares") of Telewest Communications plc (the "Company") in connection with the solicitation of proxies by the Board of Directors of the Company to be used at the 1997 Annual General Meeting of Shareholders. The Annual General Meeting will be held on Friday, May 9, 1997 at 10:00 a.m. (United Kingdom time) at The Grocers' Hall, Princes Street, London EC2R 8AD. Ordinary Shares can be voted at the Annual General Meeting only if the shareholder is represented by proxy or is present in person. All shareholders on the share register at the time of the Annual General Meeting (or any postponements or adjournments thereof) will be entitled to vote at the meeting (or such postponements or adjournments).

EACH SHAREHOLDER'S VOTE IS IMPORTANT. ACCORDINGLY, SHAREHOLDERS ARE URGED TO SIGN AND RETURN THE ACCOMPANYING PROXY CARD REGARDLESS OF WHETHER THEY PLAN TO ATTEND THE ANNUAL GENERAL MEETING. To be effective, the proxy card (together with any authority under which it is executed (or a notarially certified copy of each such authority)) must be received at the Office of Lloyds Bank plc, Registrar's Department, The Causeway, Worthing, West Sussex BN99 6DB, United Kingdom, not less than 48 hours before the time of the Annual General Meeting. Completion and return of a proxy card will not preclude a shareholder from attending and voting in person at the meeting. If a shareholder attends and votes by ballot at the Annual General Meeting, that vote will cancel any proxy vote previously given. In addition, a shareholder giving a proxy may revoke it at any time prior to the foregoing deadline for proxy voting by giving a valid proxy to Lloyds Bank plc bearing a later date before such deadline.

When proxy cards are returned properly signed, the shares represented will be voted in accordance with the shareholder's directions. If a proxy card is signed and returned without specifying choices, the proxy will vote or abstain at his discretion.

On March 1, 1997, there were 927,567,600 Ordinary Shares outstanding and 1,340 holders of record. Each Ordinary Share is entitled to one vote on all matters properly brought before the Annual General Meeting. Two or more persons holding Ordinary Shares (one of whom must be a representative of the TCI Affiliate Group (as defined herein) and one of whom must be a representative of the U S WEST Affiliate Group (as defined herein)) must be present in person or by proxy to constitute a quorum to conduct business at the Annual General Meeting.

SECURITY OWNERSHIP OF PRINCIPAL SHAREHOLDERS

The following table sets forth certain information with respect to persons known to the Company to be the beneficial owners, as of March 1, 1997, of more than 5% of the Company's Ordinary Shares:


                                                                              NUMBER OF       PERCENTAGE
                                             NUMBER OF     PERCENTAGE        CONVERTIBLE     OF CONVERTIBLE
    NAME AND ADDRESS OF BENEFICIAL           ORDINARY     OF ORDINARY         PREFERENCE      PREFERENCE
                 OWNER                       SHARES (1)     SHARES             SHARES (1)       SHARES
--------------------------------------      -----------    ----------       -------------       ------
Tele-Communications, Inc.                   246,111,750       26.5            132,638,250         26.7
  5619 DTC Parkway
  Englewood, Colorado 80111 (2)

U S WEST, Inc.                              246,111,750       26.5            132,638,250         26.7
  7800 East Orchard Road
  Englewood, Colorado 80111 (3)

SBC Communications, Inc.                     91,997,480        9.9            115,395,104         23.3
  2 Read's Way
  Suite 222, Corporate Commons
  New Castle, Delaware 19720 (4)

Cox Communications, Inc.                     91,997,480        9.9            115,395,104         23.3
  1400 Lake Hearn Drive
  Atlanta, Georgia 30319 (5)
--------------------

(1) For so long as the Ordinary Shares are listed on the London Stock Exchange, subject to certain exceptions, a holder of Convertible Preference Shares is not entitled to convert any of its Convertible Preference Shares into Ordinary Shares to the extent that, immediately following such conversion, the number of Ordinary Shares in the hands of the public (as specified in the London Stock Exchange listing rules) would be less than 25%. In addition, the TCI Affiliate Group, the U S WEST Affiliate Group, the SBC Affiliate Group and the Cox Affiliate Group (each as defined herein) have agreed not to convert the Convertible Preference Shares held by them other than in certain limited circumstances. See "-- Disposal and Acquisition of Ordinary and Convertible Preference Shares" below. Accordingly, the Ordinary Shares reflected in this table as beneficially owned by a person do not include any Ordinary Shares that may be issuable upon conversion of Convertible Preference Shares beneficially owned by such person.

(2) All of the Ordinary Shares and Convertible Preference Shares that are listed as beneficially owned by Tele-Communications, Inc. ("TCI") are owned by TW Holdings, Inc. ("TW Holdings") (which also directly owns the 246,111,750 Ordinary Shares and 132,638,250 Convertible Preference Shares that are listed as beneficially owned by U S WEST, Inc. ("U S WEST") and therefore has an interest in a total of 492,223,500 Ordinary Shares and a total of 265,276,500 Convertible Preference Shares (53.2% of the issued Ordinary Shares assuming full conversion of the Convertible Preference Shares)). 50% of TW Holdings is owned by United Artists Programming -- Europe Inc. ("UAEP"), a wholly-owned subsidiary of Tele-Communications International, Inc. Tele-Communications International, Inc., in turn, is a subsidiary of TCI. UAEP, which is also referred to herein as the "TCI Affiliate," is the registered holder of the shares owned by TW Holdings for TCI.

(3) All of the Ordinary Shares and Convertible Preference Shares that are listed as beneficially owned by U S WEST are owned by TW Holdings (which directly owns the 246,111,750 Ordinary Shares and 132,638,250 Convertible Preference Shares that are listed as beneficially owned by TCI and therefore has an interest in a total of 492,223,500 Ordinary Shares and a total of 265,276,500 Convertible Preference Shares (53.2% of the issued Ordinary Shares assuming full conversion of the Convertible Preferences Shares)). 45.6% of TW Holdings is owned by U S WEST UK Cable, Inc. ("U S WEST UK") and 4.4% of TW Holdings is owned by U S WEST Cable Partnership Holdings, Inc. ("U S WEST Cable"). U S WEST UK and U S WEST Cable are each wholly-owned subsidiaries of U S WEST International Holdings, Inc., which is a wholly-owned subsidiary of U S WEST. U S WEST UK (as to 224,717,516 Ordinary Shares and 121,027,284 Convertible Preference Shares) and U S WEST Cable (as to 21,394,234 Ordinary Shares and 11,610,966 Convertible Preference Shares) are the registered holders of the shares owned by TW Holdings for U S WEST. U S WEST UK and U S WEST Cable are collectively referred to herein as the "U S WEST Affiliates."

(4) All of the Ordinary Shares and the Convertible Preference Shares which are beneficially owned by SBC Communications, Inc. ("SBC") are owned by and registered in the name of Southwestern Bell International Holdings (UK-1) Corporation or Southwestern Bell International Holdings (UK-2) Corporation, which are indirect wholly-owned subsidiaries of SBC. Southwestern Bell International Holdings (UK-1) Corporation and Southwestern Bell International Holdings (UK-2) Corporation each hold 45,998,740 Ordinary Shares and 57,697,552 Convertible Preference Shares. Assuming full conversion of the Convertible Preference Shares, SBC would beneficially own 14.6% of the issued Ordinary Shares.

(5) All of the Ordinary Shares and Convertible Preference Shares which are beneficially owned by Cox Communications, Inc. ("Cox") are owned by and registered in the name of Cox U.K. Communications L.P., a Delaware limited partnership comprised of indirect wholly-owned subsidiaries of Cox. Assuming full conversion of the Convertible Preference Shares, Cox would beneficially own 14.6% of the issued Ordinary Shares.

VOTING ARRANGEMENTS BETWEEN THE TCI AFFILIATE GROUP AND THE U S WEST AFFILIATE GROUP

The TCI Affiliate and the U S WEST Affiliates have entered into a Shareholders' Agreement, dated November 22, 1994, as amended (the "Shareholder Agreement"), with respect to the ownership, voting and disposal of all of their shares in the Company, including the Ordinary Shares and the Convertible Preference Shares owned by TW Holdings. Pursuant to the Shareholder Agreement, the TCI Affiliate Group and the U S WEST Affiliate Group have agreed that, on any matter requiring shareholder approval, they will vote their shares together in such manner as may be agreed by them or, in the absence of such agreement, will vote their shares together in the manner that would most likely continue the status quo without materially increasing the Company's financial obligations or materially deviating from its approved budget and business plan. If either the TCI Affiliate Group or the U S WEST Affiliate Group, as the case may be, is precluded from voting on any matter because of a conflict of interest, the members of the other affiliate group may vote on such matter as they deem appropriate. As a result of these ownership and voting arrangements, the TCI Affiliate Group and the U S WEST Affiliate Group together generally will be able to determine the outcome of any matter requiring shareholder approval (other than one involving a special resolution), including the election or removal of Directors, the creation and issue of further shares and the granting of the necessary authority to the Directors to allot any unissued shares.

     DISPOSAL AND ACQUISITION OF ORDINARY AND CONVERTIBLE PREFERENCE SHARES

Pursuant to the Shareholder Agreement, the TCI Affiliate Group and the U S WEST Affiliate Group has each agreed that, so long as it owns in excess of 25% of the issued Ordinary Shares, it will not transfer any of its shares of the Company, including any owned by TW Holdings, without first offering such shares to the other on the same terms as any proposed transfer. This right of first offer does not apply to transfers of shares by the TCI Affiliate Group or the U S WEST Affiliate Group to their respective affiliates. The TCI Affiliate Group and the U S WEST Affiliate Group has each also agreed that it will not reduce its interest in the Company to 25% or less of the issued Ordinary Shares without the consent of the other and, in connection with any such permitted reduction, among other things the transferee agrees to become bound by the Shareholder Agreement. Notwithstanding the foregoing, following the fifth anniversary of the Shareholder Agreement, each of the TCI Affiliate Group and the U S WEST Affiliate Group will be permitted to so reduce its interest in shares in the public market after first offering them to the other on the same terms.

The TCI Affiliate Group and the U S WEST Affiliate Group have agreed with each other that upon a change of control of the TCI Affiliate Group or the U S WEST Affiliate Group that results in the controlling persons (other than TCI or U S WEST, as the case may be) of the TCI Affiliate Group or the U S WEST Affiliate Group, as the case may be, ceasing to have the power directly or indirectly to direct the voting or disposition of at least 25% of the issued Ordinary Shares, the party not undergoing the change of control will have an opportunity either to consent to such change or to require the other to elect to purchase its Ordinary Shares and Convertible Preference Shares for a specified price or to sell its shares to the other at the same price (with such choice being made by the party undergoing the change of control). The TCI Affiliate Group and the U S WEST Affiliate Group have also agreed with each other that, until the fifth anniversary of the Shareholder Agreement, without the consent of the other, neither will acquire any additional equity interests in the Company, other than pursuant to pre-emption rights or the anti-dilution option referred to below.

Pursuant to the Shareholder Agreement and the Articles of Association of the Company (the "Articles"), the rights and obligations of the TCI Affiliate Group and the U S WEST Affiliate Group thereunder continue for so long as they each hold 25% or more of the issued Ordinary Share capital of the Company. For the purposes of the Shareholder Agreement and the Articles, unless otherwise indicated, references to the percentage of Ordinary Shares owned by the TCI Affiliate Group and the U S WEST Affiliate Group assume conversion of all the issued Convertible Preference Shares by such groups into Ordinary Shares. In addition, such percentages also include Ordinary Shares and Convertible Preference Shares held by certain permitted transferees ("Permitted Transferees") of TCI (and its affiliates) and U S WEST (and its affiliates) who become parties to the Shareholder Agreement in accordance with the terms thereof and with the rights and obligations thereunder and under the Articles. TCI and its Permitted Transferees are referred to as the "TCI Affiliate Group" and U S WEST and its Permitted Transferees are referred to as the "U S WEST Affiliate Group."

Pursuant to a Share Dealing Agreement (the "Share Dealing Agreement"), dated October 3, 1995, SBC and Southwestern Bell International Holdings (UK-1) Corporation and Southwestern Bell International Holdings (UK-2) Corporation (the "SBC Affiliates") and Cox and Cox U.K. Communications UK, L.P. (the "Cox Affiliate") have each agreed that, subject to certain exceptions, for a period of five years from the date of completion of the merger (the "Merger") of Telewest Communications Cable Limited, formerly known as Telewest Communications plc ("Old Telewest"), and SBC CableComms (UK) ("SBCC"), SBC, the SBC Affiliates and affiliates thereof (the "SBC Affiliate Group") and Cox, the Cox Affiliate and affiliates thereof (the "Cox Affiliate Group") will (a) not dispose of any of their Ordinary Shares unless it offers to involve Kleinwort Benson Securities Limited or other stockbrokers of the Company from time to time in the sale process, whether as lead brokers or otherwise; (b) not dispose of an interest in Ordinary Shares and/or Convertible Preference Shares amounting to in excess of 1% of the Ordinary Share capital of the Company (assuming conversion of any Convertible Preference Shares being sold) in one sale, to a person who is a U.K. cable television, cable telephony or satellite television operator or to a person who is an affiliate of any such person; and (c) offer the Company (either for itself or its nominated purchaser), TCI and U S WEST a right of first refusal in respect of any private sale of their Ordinary Shares. The foregoing transfer restrictions and right of first refusal do not apply to (i) any transfer of shares by the SBC Affiliate Group or the Cox Affiliate Group to their respective affiliates or between the SBC Affiliate Group and the Cox Affiliate Group, (ii) any transfer by the SBC Affiliate Group to enable it to comply with the Modification of Final Judgment entered on August 24, 1982 by the United States District Court for the District of Columbia in connection with the divestiture by AT&T of its local telephony business in the U.S., (iii) any transfer accepting a third party offer for all the Ordinary Shares (including giving an irrevocable undertaking to accept such an offer), (iv) any transfer selling Ordinary Shares to a bona fide third party offer for all the Ordinary Shares or (v) any transfer pursuant to an offer by either the SBC Affiliate Group or the Cox Affiliate Group for all the Ordinary Shares.

The SBC Affiliate Group and the Cox Affiliate Group has also each agreed in the Share Dealing Agreement that, until October 3, 2000, it will not, except in connection with the exercise of pre-emption rights or in order to maintain its interests in the Ordinary Shares at 10% of the issued Ordinary Shares, acquire any additional Ordinary Shares. This restriction does not apply to transfers between the SBC Affiliate Group and the Cox Affiliate Group.

Pursuant to the terms of the Share Dealing Agreement, when any conversion of Convertible Preference Shares is permitted, such conversion rights will first be made available to the TCI Affiliate Group and the U S WEST Affiliate Group to the extent necessary to keep their collective holding of Ordinary Shares above 50% of the voting rights. Next, such rights will be made available to the SBC Affiliate Group and the Cox Affiliate Group to the extent necessary to keep each of their holdings of Ordinary Shares at 10% of the voting rights. No conversion of Convertible Preference Shares will be made unless there is a need to maintain respective voting rights at the levels referred to above or if the effect would be to reduce the collective holding of Ordinary Shares of the TCI Affiliate Group and the U S WEST Affiliate Group to 50% or below of the voting rights in the Company. On any sale of Convertible Preference Shares they will automatically convert into Ordinary Shares to the extent they are sold to the public.

     PRE-EMPTIVE RIGHTS

Pursuant to the Companies Act, if the Company issues new equity shares for cash, it is required to offer those shares to its existing shareholders on a pre-emptive pro rata basis. This requirement has been waived with respect to the anti-dilution option referred to below until November 29, 1999 and, in addition, in respect of issues for cash of up to 5% of the nominal value of the issued Ordinary Shares (in aggregate 46,378,380 Ordinary Shares) until the forthcoming Annual General Meeting and in accordance with U.K. institutional guidelines (a proposal to renew this waiver for cash issues is set out in Resolution #14 herein). Although this requirement may further be waived by a vote of the holders of at least 75% of the Ordinary Shares represented at a duly convened shareholders meeting, the TCI Affiliate, the U S WEST Affiliates, the SBC Affiliates and the Cox Affiliate has each advised the Company that it does not currently intend to vote to waive this requirement with respect to any future issues of shares other than for the amounts set out above and otherwise in accordance with U.K. institutional guidelines. The Company has agreed to use its best efforts (consistent with the interests of shareholders generally) to ensure that any issue of shares is made in such a manner so as to provide existing shareholders with an opportunity to acquire additional shares and thereby avoid a dilution of the interests in the Company of the TCI Affiliate, the U S WEST Affiliates, the SBC Affiliates and the Cox Affiliate.

In addition, for so long as the TCI Affiliate Group and the U S WEST Affiliate Group collectively own at least 50.1% of the issued Ordinary Shares (including those issuable on conversion of the Convertible Preferences Shares) they will each have an option (an "Anti-dilution Option"), exercisable upon the issue of Ordinary Shares by the Company other than for cash, or, if for cash, other than pursuant to a pre-emptive offering, to enable them to maintain their collective ownership of Ordinary Shares at 50.1% of the issued Ordinary Shares. The Anti-dilution Option grants the TCI Affiliate Group and the U S WEST Affiliate Group the right to purchase (at the time of the dilutive event) additional newly issued Ordinary Shares for cash at a purchase price per share based on the average of the prices quoted on the London Stock Exchange for the ten days ending on the day preceding the day on which the Anti-dilution Option is exercised, and is exercisable only in the event that the collective ownership of Ordinary Shares held by the TCI Affiliate Group and the U S WEST Affiliate Group might otherwise have been reduced to 50% or below of the issued Ordinary Shares as a result of the Company's proposed issue of such shares other than for cash or if for cash, other than pursuant to a pre-emptive offering. In order for the TCI Affiliate Group and the U S WEST Affiliate Group to exercise the Anti-dilution Option, they must first have converted all Convertible Preference Shares held by them into Ordinary Shares to the extent such Convertible Preference Shares are then convertible. The TCI Affiliate Group and the U S WEST Affiliate Group have agreed with each other that they will exercise any rights to subscribe for new Ordinary Shares (including pursuant to pre-emptive rights and the Anti-dilution Option) to the extent necessary to ensure that each Affiliate Group owns at least 25% of the issued Ordinary Shares.

     REGISTRATION RIGHTS

The Company has agreed that the TCI Affiliate, the U S WEST Affiliates, the SBC Affiliates and the Cox Affiliate will have the right, subject to certain limited exceptions, to require the Company to include all or any portion of their Ordinary Shares (including those arising from a conversion of Convertible Preference Shares on any sale to the "public") in any registered offering by the Company of Ordinary Shares under the U.S. Securities Act of 1933, as amended (the "Securities Act"), or in a public offering under U.K. law. In addition, the TCI Affiliate, the U S WEST Affiliates, the SBC Affiliates and the Cox Affiliate will have the right to cause the Company on up to eight separate occasions (two exercisable by each of the TCI Affiliate, the U S WEST Affiliates, the SBC Affiliates and the Cox Affiliate) to offer all or any part of their Ordinary Shares for sale in a registered offering under the Securities Act or in a public offering under U.K. law.

     LIMITATIONS ON SCOPE OF BUSINESS AND ASSETS SALES

In connection with the initial public offering of Old Telewest in November 1994 (the "Initial Public Offering") and the Merger, the Company and affiliates of TCI, U S WEST, SBC and Cox entered into various agreements which provide, among other things, for certain restrictions on the scope of business of the parties thereto (and certain affiliates thereof) and also require the consent of the TCI Affiliate Group, the U S WEST Affiliate Group, the SBC Affiliate Group and the Cox Affiliate Group for certain dispositions of assets of the Company in limited circumstances. In addition, one of the Company's principal bank credit facilities provides that it is an event of default if the beneficial ownership of TCI and U S WEST decreases below certain specified levels under certain circumstances.

PROPOSALS FOR SHAREHOLDER ACTION

     ADOPTION OF 1996 DIRECTORS' REPORT AND ACCOUNTS
     (RESOLUTION #1 ON THE PROXY CARD)

In accordance with the Companies Act, at the Annual General Meeting, the Board of Directors will present for shareholder adoption the Directors' Report and Accounts of the Company for the year ended December 31, 1996, a copy of which is included in the Company's Annual Report for 1996 that accompanies this Proxy Statement. THE BOARD RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR ADOPTION OF THE 1996 DIRECTORS' REPORT AND ACCOUNTS.

     APPOINTMENT OF DIRECTORS
     (RESOLUTION #2 THROUGH #12 ON THE PROXY CARD)

The Articles provide that the Board of Directors shall consist of no less than two directors and no more than twelve directors. The Articles provide that so long as the TCI Affiliate Group owns 25% or more of the outstanding Ordinary Shares and the U S WEST Affiliate Group owns 25% or more of the outstanding Ordinary Shares, the Board shall consist of two representatives designated by the TCI Affiliate Group and two representatives designated by the U S WEST Affiliate Group. For these purposes, each of the TCI Affiliate Group and the U S WEST Affiliate Group shall be deemed to own 50% of the Ordinary Shares owned by TW Holdings. The Articles also provide that for so long as the SBC Affiliate Group owns a Qualifying Interest of the issued Ordinary Shares, the SBC Affiliate Group will be entitled to appoint (and remove) one person as a Director, and that for so long as the Cox Affiliate Group owns a Qualifying Interest of the issued Ordinary Shares, the Cox Affiliate Group will be entitled to appoint (and remove) one person as a Director. A Qualifying Interest shall be 8.33% or more of the Ordinary Shares or, following any Dilutive Issue (as defined below), 5% or more of the Ordinary Shares; provided, however, that immediately prior to such Dilutive Issue, the SBC Affiliate Group or the Cox Affiliate Group, as the case may be, held 8.33% or more of the Ordinary Shares. For purposes of the foregoing, "Dilutive Issue" means any issue of Ordinary Shares or other securities (including securities convertible into or exchangeable for Ordinary Shares or other securities) of the Company in respect of which the SBC Affiliate Group or the Cox Affiliate Group, as the case may be, is not entitled by the terms of such issue to participate on a pro-rata basis.

As a condition to the continued listing of the Ordinary Shares on the London Stock Exchange, the Company must demonstrate its "independence" from any "controlling shareholder" (defined as a shareholder owning more than 30% of the outstanding voting shares of the Company). TCI and its affiliates and U S WEST and its affiliates are "controlling shareholders." To comply with the independence requirement, the Company must demonstrate that all "significant" decisions can be made by a majority of directors who are independent from TCI and its affiliates and U S WEST and its affiliates as controlling shareholders. Consequently, a majority of the Company's Board of Directors needs to be independent of TCI and its affiliates and U S WEST and its affiliates. Each of the TCI Affiliate Group and the U S WEST Affiliate Group has agreed that so long as they collectively own more than 50%, or individually own more than 30%, in each case, of the outstanding Ordinary Shares, they will use their best efforts to ensure that a majority of the directors are independent of TCI and U S WEST and their respective affiliates within the meaning of the London Stock Exchange Rules.

Consistent with the foregoing requirements, the Board of Directors has nominated each of the persons listed below (all of whom currently are directors of the Company) for appointment as a director. If one or more of the nominees should become unavailable or unable to serve at the time of the Annual General Meeting, the shares to be voted for such nominee or nominees which are represented by proxies will be voted for any substitute nominee or nominees designated by the Board or, if none, a vacancy will be maintained until filled by the Board. The Board knows of no reason why any of the nominees will be unavailable or unable to serve at the time of the Annual General Meeting.

Directors appointed at the Annual General Meeting will hold office until the next Annual General Meeting or until their successors have been elected and qualified. The following is a brief listing of the principal occupations for at least the past five years, certain other significant affiliations and the age as of March 1, 1997 for each of the nominees.

THE BOARD RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR THE APPOINTMENT OF EACH OF THE DIRECTORS NOMINATED BY THE BOARD.

     Nominees for Appointment as Directors
     (To Serve until the Annual General Meeting in 1998)

FRED A. VIERRA

Mr. Vierra has served as the non-executive Chairman of the Board of the Company since April 1994 and served on the Executive Committee of the joint venture that was a predecessor business of the Company (the "Joint Venture") from its formation in December 1991 until the Joint Venture was acquired by the Company in November 1994 in connection with the Initial Public Offering. He is an Executive Vice President of TCI and is responsible for international cable operations and international programming. Mr. Vierra has served in this position with TCI (and its predecessor company) since December 1991. Mr. Vierra is also the Vice Chairman and the Chief Executive Officer of Tele-Communications International, Inc. and has served in these positions since May 1995 and October 1994, respectively. From October 1994 to May 1995, Mr. Vierra served as Chairman of the Board of Tele-Communications International, Inc. Previously, Mr. Vierra was President, Chief Operating Officer and a director of United Artists Entertainment Company (and a predecessor company) from May 1989 to December 1991, where he managed all day-to-day operations and strategies. Mr. Vierra also serves as Chairman of TeleWest Europe Group (a joint venture between TCI and U S WEST which operates cable television networks in Norway, Sweden and Hungary) and as a non-executive director of Flextech plc (a provider of television programming). Age 65.

ANTHONY W.P. STENHAM

Mr. Stenham has served as a non-executive director and Deputy Chairman of the Board of the Company since November 1994 and has served as a consultant to the Executive Committee of the Joint Venture from May 1994 until the Joint Venture was acquired by the Company in November 1994 in connection with the Initial Public Offering. He is Chairman of Arjo Wiggins Appleton plc (a manufacturer and distributor of paper products) and has served in such position since 1990. Previously, Mr. Stenham was a Managing Director of Bankers Trust Company from 1986 to 1990. Mr. Stenham serves as a non-executive director of various companies including The Rank Organisation plc (an entertainment company), Standard Chartered PLC (a commercial bank) and Unigate PLC (a manufacturer and distributor of dairy products). Age 65.

A. GARY AMES

Mr. Ames has served as a non-executive director of the Company since November 1995. He is the President and Chief Executive Officer of U S WEST International Inc., based in London, responsible for the U S WEST Media Group's international operations. Mr. Ames has served in this position since July 1995. Previously, from January 1990 to June 1995 Mr. Ames was President and Chief Executive Officer of U S WEST Communications (a provider of residential and business telephone services in the U.S.). Mr. Ames also serves as a director of Albertsons Inc. and Tektronics Inc. and as a non-executive director of Flextech. Age 52.

JOHN H. ATTERBURY III

Mr. Atterbury was appointed to serve as a non-executive director of the Company upon completion of the Merger October 1995. He has been the President and Chief Executive Officer -- SBC International Operations since July 1995, prior to which he was President of SBC's Telemex operations from January 1991 to June 1995. Mr. Atterbury was the President and Chief Executive Officer of Southwestern Bell Telecom from October 1988 to December 1990. Mr. Atterbury is also a director of Telefonos de Mexico (a Mexican telephone company), VTR S.A. (a Chilean communications company), Transcall (a French cellular telephone company) and Andocs Inc. (a software development company). Age 48.

LORD BORRIE QC

Lord Borrie QC has served as a non-executive director of the Company since November 1994 and has served as a consultant to the Executive Committee of the Joint Venture from May 1994 until the Joint Venture was acquired by the Company in November 1994 in connection with the Initial Public Offering. He was President of the Institute of Trading Standards Administration from 1992 to
1996 and the Director General of the Office of Fair Trading from 1976 to 1992. Lord Borrie also serves as a non-executive director of The Mirror Group plc (a media company which has an interest in Live TV (as discussed above)), the Woolwich plc (a financial institution) and Three Valleys Water plc. Age 65.

CHARLES J. BURDICK

Mr. Burdick has served as Acting Chief Financial Officer of the Company since September 1996 and was appointed Finance Director in February 1997. He was Vice President Finance and Assistant Treasurer at U S WEST from 1990 to October 1996. Prior to joining U S WEST, Mr. Burdick worked in Treasury and Corporate Development positions at, inter alia, Time Warner and Carnation International. Age 45.

STEPHEN J. DAVIDSON

Mr. Davidson has served as a director of the Company since April 1994. He was appointed Chief Executive Officer of the Company in February 1997 and had been Acting Chief Executive Officer since August 1996 and the Finance Director of the Company since January 1993. Previously, he worked for four years at Bankers Trust Company in London where he was a Managing Director with responsibility for clients in the media business throughout Europe. Age 41.

LORD GRIFFITHS OF FFORESTFACH

Lord Griffiths has served as a non-executive director of the Company since November 1994 and has served as a consultant to the Executive Committee of the Joint Venture since May 1994 until the Joint Venture was acquired by the Company in November 1994 in connection with the Initial Public Offering. He is an International Advisor at Goldman Sachs International and has served in this position since 1991. Previously, Lord Griffiths served as Head of the Prime Minister's Policy Unit from 1985 to 1990. From 1984 to 1986, he was a Director of The Bank of England. Lord Griffiths currently serves as a non-executive director of Herman Miller Inc. (a manufacturer and distributor of furniture), Times Newspaper Holdings Ltd, Servicemaster Limited (a provider of consumer maintenance services and management maintenance services to homeowners and commercial facilities) and English, Welsh and Scottish Railways (a freight rail company). Age 54.

CHARLES M. LILLIS

Mr. Lillis has served as a non-executive director of the Company since April 1994 and has served on the Executive Committee of the Joint Venture from April 1993 until the Joint Venture was acquired by the Company in November 1994 in connection with the Initial Public Offering. Mr. Lillis is the President and Chief Executive Officer of U S WEST Media Group and has served in this position since November 1995. He also is Executive Vice President and Chief Planning Officer of U S WEST, having served in this position since 1987. Mr. Lillis also is a member of the Board of Representatives of Time Warner Entertainment Company, L.P. Age 55.

JAMES O. ROBBINS

Mr. Robbins was appointed to serve as a non-executive director of the Company upon completion of the Merger in October 1995. He is the President and Chief Executive Officer of Cox, having served as the President of the Cable Division of Cox Enterprises Inc. from 1985 until 1995 and the Chief Executive Officer from January 1995. He is a past chairman of the U.S. National Cable Television Association and currently serves on its executive committee. He is also a director of Teleport Communications Group and NCR Corporation and Chairman of the 1995 Policy Owners Examining Committee of Northwest Mutual Life Insurance Company. Age 54.

ADAM N. SINGER

Mr. Singer has served as a non-executive director of the Company since November 1995. He is the President and Chief Operating Officer of Tele-Communications International, Inc., responsible for the management and development of its international cable, telephony and programming operations, having served in this position since October 1994. Previously, Mr. Singer was Vice President-International of TCI (and its predecessor company) from June 1992 to October 1994 and President and Chief Executive Officer of United Artists Entertainment (Programming) Limited from September 1988 to June 1992. Mr. Singer is a director of Tele-Communications International, Inc. and Scottish Television plc and a non-executive director of Flextech.
Age 45.
                                 ---------------

In accordance with the terms of the Articles and the Shareholder Agreement, Mr. Vierra and Mr. Singer have been designated to serve as directors by the TCI Affiliate Group and Mr. Ames and Mr. Lillis have been designated to serve as directors by the U S WEST Affiliate Group. In the Shareholder Agreement, each of the TCI Affiliate Group and the U S WEST Affiliate Group has agreed that on any matter requiring Board approval, it will cause the directors designated by it to vote together as agreed by them (subject to each director's fiduciary duties to the Company and to minority shareholders of the Company) or, in the absence of such agreement, to vote together in the manner that would be most likely to continue the status quo without materially increasing the Company's financial obligations or materially deviating from its approved budget and business plan. If either the TCI Affiliate Group or the U S WEST Affiliate Group (as the case may be) is precluded from voting on any matter because of a conflict of interest, the designees of the other Affiliate Group may vote on such matter as they deem appropriate.

In accordance with the terms of the Articles, Mr. Atterbury and Mr. Robbins have been designated to serve as directors by the SBC Affiliate Group and the Cox Affiliate Group, respectively.
                                 ---------------

     Board Meetings

Regular meetings of the Board of Directors of the Company are scheduled to be held at least four times during the year and special meetings will be scheduled when required. The Board held five meetings in 1996. No incumbent Director attended fewer than 75% of the total number of meetings of the Board and all Committees of the Board on which such Director served. Directors meet their responsibilities not only by attending Board and Committee meetings, but also through communication with members of management on matters affecting the Company.

     Board Committees

The Board has established an Audit Committee and a Remuneration Committee to assist it in meeting its responsibilities.

The Audit Committee is responsible for reviewing and monitoring the Company's accounting policies and financial reporting. Regular meetings of the Audit Committee are scheduled at least four times during the year and special meetings are scheduled when required (6 meetings were held in 1996). Pursuant to the Articles and the Shareholder Agreement, the Audit Committee is comprised of the Company's three independent non-executive directors and, based on current share ownership levels, one designee from each of the TCI Affiliate Group, the U S WEST Affiliate Group and the SBC Affiliate Group/the Cox Affiliate Group. The TCI Affiliate Group has agreed that, for so long as the SBC Affiliate Group/the Cox Affiliate Group retain the right to appoint one representative to the Audit Committee, the TCI Affiliate Group will not exercise its right to have one designee on the Audit Committee. The Company has agreed that for the period during which the TCI Affiliate Group has a right to appoint a representative to the Audit Committee but does not so exercise it, the TCI Affiliate Group will be able to appoint an observer to attend meetings of the Audit Committee. Mr. Stenham, Lord Borrie and Lord Griffiths currently serve as the independent non-executive director representatives, Mr. Ames and Mr. Atterbury currently serve as the representatives of the U S WEST Affiliate Group and the SBC Affiliate Group/the Cox Affiliate Group, respectively, and Mr. Vierra currently is the observer appointed by the TCI Affiliate Group. Mr. Stenham is the Chairman of the Audit Committee.

The Remuneration Committee is responsible for reviewing and approving the remuneration and other terms of employment of the executive directors and senior executives, as well as for determining or recommending the level of participation for all the Company's employees in the Company's share and other incentive plans. Regular meetings of the Remuneration Committee are scheduled twice during the year and special meetings are scheduled when required (6 meetings were held in 1996). Pursuant to the Articles and the Shareholder Agreement, the Remuneration Committee is comprised of one of the Company's independent non-executive directors and, based on current share ownership levels, one designee from each of the TCI Affiliate Group and the U S WEST Affiliate Group. In addition, based on current share ownership levels, the SBC Affiliate Group and the Cox Affiliate Group each has the right to appoint one observer to the Remuneration Committee. Mr. Stenham currently serves as the non-executive director representative and Mr. Singer and Mr. Ames currently serve as the representatives of the TCI Affiliate Group and U S WEST Affiliate Group, respectively. Mr. Atterbury and Mr. Robbins currently serve as the observers for the SBC Affiliate Group and the Cox Affiliate Group, respectively. Mr. Ames is the Chairman of the Remuneration Committee.

     Compensation of Non-Executive Directors

The independent non-executive directors (other than the Deputy Chairman of the Board) receive an annual payment of (pound)20,000. The Deputy Chairman of the Board receives an annual payment of (pound)35,000. Each independent non-executive director also receives (pound)1,000 for each Board and committee meeting attended and reimbursement for reasonable expenses incurred in the performance of his duties as a director.

No compensation is paid to any of the other non-executive directors or to any of the executive directors for their service as directors.

     ALLOCATION OF SECURITIES
     (RESOLUTION #13 ON THE PROXY CARD)

Under the Companies Act, directors may not allot (i.e., issue) shares unless they are authorized to do so by an ordinary resolution of the shareholders of the company or under the articles of association of such company. At the Annual General Meeting, the Board of Directors will present the resolution set out below, which provides the Directors with the authority to allot up to 309,189,200 Ordinary Shares (representing approximately one third of the Company's current issued ordinary share capital), which number of shares is in accordance with U.K. institutional guidelines. This authority will lapse 15 months after the Annual General Meeting or at the conclusion of the 1998 Annual General Meeting, whichever occurs first.

Text of resolution:

     THAT in substitution for all previous authorities which are hereby revoked, the Directors be generally and unconditionally authorized pursuant to
     Section 80 of the Companies Act 1985 (the "Act") to exercise all or any powers of the Company to allot relevant securities (within the meaning of Section 80(2) of the Act) up to an aggregate nominal amount of (pound)30,918,920 such authority to expire (unless previously renewed, varied or revoked by the Company in a general meeting) on the earlier of August 8, 1998 or the conclusion of the Annual General Meeting of the Company to be held in 1998, but the Company may make an offer or agreement which would or might require relevant securities to be allotted after the expiry of this authority and the Directors may allot relevant securities in pursuance of that offer or agreement.

Notwithstanding the foregoing resolution authorizing the Directors to issue additional securities under certain circumstances without shareholder approval, the rules of The Nasdaq National Market may require the Company to seek further shareholder approval for certain such issuances in the future.

THE BOARD RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR APPROVAL OF THE RESOLUTION BECAUSE IT BELIEVES THAT IT IS IN THE COMPANY'S BEST INTEREST FOR THE DIRECTORS TO HAVE THE FLEXIBILITY OF ALLOTTING SHARES AS PROVIDED THEREUNDER, ALTHOUGH THEY HAVE NO PRESENT INTENTION OF DOING SO.

     DISAPPLICATION OF PRE-EMPTION RIGHTS
     (RESOLUTION #14 ON THE PROXY CARD)

At the Annual General Meeting, the Board of Directors will present the resolution set out below, which provides the Directors with the authority to allot shares for cash without first offering such shares pro rata to existing shareholders, as otherwise required by the Companies Act. The limited authority conferred by such resolution would empower the Directors to make such cash issues other than pro rata to shareholders provided such issues did not exceed in aggregate 46,378,380 shares (representing 5% of the Company's current issued ordinary share capital), which number of shares is in accordance with U.K. institutional guidelines. This authority will lapse 15 months after this Annual General Meeting or at the conclusion of the 1998 Annual General Meeting, whichever occurs first. The effectiveness of this Resolution is conditional on the approval by the shareholders of Resolution #13.

Text of resolution:

     THAT in substitution for all previous authorities which are hereby revoked, and subject to the passing of Resolution 13, the Directors be empowered pursuant to Section 95 of the Companies Act 1985 (the "Act") to allot equity securities (within the meaning of Section 94(2) of the Act) for cash pursuant to the authority conferred by Resolution 13 as if Section 89(1) of the Act did not apply to any such allotment. This power:

     (i) expires on the earlier of August 8, 1998 and the conclusion of the Annual General Meeting of the Company to be held in 1998, but the Company may make an offer or agreement which would or might require equity securities to be allotted after the expiry of this authority and the Directors may allot equity securities in pursuance of that offer or agreement; and

     (ii)  is limited to:

           A. allotments of equity securities where such securities have been offered (whether by way of a rights issue, open offer or otherwise) to holders of ordinary shares of 10p each in the capital of the Company ("Ordinary Shares") and, if in accordance with their rights, the Directors so determine, to holders of other equity securities of any class, in proportion (as nearly as may be) to their existing holdings of Ordinary Shares or (as the case may be) other equity securities of the class on the basis of their rights to receive such offer or, failing which, on the basis that their holdings have been converted into or that they have subscribed for Ordinary Shares on the basis then applicable, subject to the Directors having a right to make such exclusions or other arrangements in connection with the offer as they deem necessary or expedient:

     (a) to deal with equity securities representing fractional entitlements;
     and

     (b) to deal with legal or practical problems under the laws of, or the requirements of any recognized regulatory body or any stock exchange in any territory; and

           B. allotments of equity securities for cash otherwise than pursuant to paragraph A up to an aggregate nominal amount of (pound)4,637,838.

Notwithstanding the foregoing resolution authorizing the Directors to issue additional securities under certain circumstances without shareholder approval, the rules of The Nasdaq National Market may require the Company to seek further shareholder approval for certain such issuances in the future.

THE BOARD RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR APPROVAL OF THE RESOLUTION BECAUSE IT BELIEVES THAT IT IS IN THE COMPANY'S BEST INTEREST FOR THE DIRECTORS TO HAVE THE FLEXIBILITY OF ALLOTTING SHARES AS PROVIDED THEREUNDER, ALTHOUGH THEY HAVE NO PRESENT INTENTION OF DOING SO.

     APPOINTMENT OF AUDITORS AND AUTHORIZATION FOR DIRECTORS TO FIX REMUNERATION (RESOLUTION #15 ON THE PROXY CARD)

The Board of Directors, upon the recommendation of the Audit Committee, has recommended that KPMG Audit plc, a limited liability company wholly-owned by KPMG, be appointed as auditors, to serve from the conclusion of the forthcoming Annual General Meeting until the next annual general meeting. The Board intends to fix the remuneration of the auditors for such period after their appointment. At the Annual General Meeting, the Board of Directors will present for shareholder approval a resolution appointing KPMG Audit plc as auditors and authorizing the Board to fix the remuneration for the auditors. THE BOARD RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR SUCH APPOINTMENT AND AUTHORIZATION TO FIX REMUNERATION.

Representatives of KPMG and KPMG Audit plc are expected to be present at the Annual General Meeting. Such representatives will have the opportunity to make a statement if they desire to do so and will be available to respond to questions from shareholders.

     ADOPTION OF TWO NEW SHARE SCHEMES
     (RESOLUTION #16 ON THE PROXY CARD)

In connection with the Initial Public Offering, the Company adopted a restricted share scheme to replace a then existing cash bonus scheme. The initial awards made under that share scheme generally vest in January 1998. To provide additional incentives beyond 1998 the Company proposes to adopt two new schemes:
(a) a long term incentive scheme to provide for additional share grants and (b) an equity participation plan to enable employees to purchase ordinary shares using their annual cash performance related bonus, with the Company matching the employee purchases with an award of shares. These plans are described in more detail in the Appendix to the Notice of Annual General Meeting accompanying this document. Under the rules of the London Stock Exchange, the plans require shareholder approval as provided in Resolution #16. AT THE ANNUAL GENERAL MEETING, THE BOARD WILL PRESENT FOR SHAREHOLDER APPROVAL A RESOLUTION PROPOSING THE ADOPTION OF TWO NEW SHARE SCHEMES AND THE BOARD RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR THESE SCHEMES.

     INCREASE IN BORROWING LIMIT
     (RESOLUTION #17 ON THE PROXY CARD)

The Articles of Association of the Company include a limit on the amount the Company may borrow. Current limitation provides that the borrowings of the Company shall not exceed the greater of (pound)2,000,000,000 and four times the adjusted capital and reserves (as defined in the Articles of Association). Given the considerable expansion of the Company's operations, the Company believes it would be prudent to increase the borrowing powers under the Articles of Association to the greater of (pound)4,000,000,000 and five times the adjusted capital and reserves. Under the Articles of Association, this change requires shareholder approval. AT THE ANNUAL GENERAL MEETING, THE BOARD WILL PRESENT FOR SHAREHOLDER APPROVAL A RESOLUTION TO INCREASE THE BORROWING POWERS AND RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR THE RESOLUTION.


SECURITY OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS

The following table sets forth certain information known to the Company with respect to Ordinary Shares beneficially owned, as of March 1, 1997, by each director, director nominee and named executive officer and all directors and executive officers as a group:


                                                          NUMBER OF          PERCENT OF
                                                          ORDINARY           OUTSTANDING
                                                           SHARES             ORDINARY
                       NAME                                 OWNED              SHARES
                       ----                                 -----              ------

Fred A. Vierra                                               --                 --
Anthony W. P. Stenham                                        --                 --
Charles Burdick                                          20,000(1)              (2)
Stephen J. Davidson                                          --                 --
A. Gary Ames                                                 --                 --
John H. Atterbury III                                        --                 --
Charles M. Lillis                                            --                 --
James O. Robbins                                             --                 --
Lord Borrie, QC                                              --                 --
Lord Griffiths of Fforestfach                                --                 --
Simeon Galpert                                               --                 --
Bruce D. Langham                                           2,750                (2)
Lynn C. Rexroth                                           3,500(1)              (2)
Roger P. Wilson                                              --                 --
All Directors and Executive Officers (as a group)        26,250(1)              (2)

-------------
1.   In the form of American Depository Receipts.

2.   Represents less than 0.01% of the Company's outstanding Ordinary Shares.

EXECUTIVE COMPENSATION
     Summary Compensation Table (1)

                                             Annual Compensation                         Long Term Compensation
                         ------------------------------------------------------      ----------------------------
                                                                  Other Annual           Restricted                   All Other
Name and position         Year           Salary           Bonus   Compensation         Stock Awards (2)  Options   Compensation
------------------------------------------------------------------------------------------------------------------------------------
Stephen J Davidson        1996   (pound)235,756   (pound)25,500  (pound)11,903 (3)                -      107,579  (pound)12,599 (4)
 Chief Executive Officer  1995   (pound)143,100   (pound)98,312  (pound)11,443 (3)   (pound)819,691 (5)  178,380  (pound)10,017
                          1994   (pound)135,000   (pound)79,520  (pound)10,974 (3)                -            -   (pound)9,188

Alan Michels (6)          1996   (pound)100,542               -  (pound)67,358 (7)                -      164,564 (pound)544,137 (8)
 Former Chief Executive   1995   (pound)160,348  (pound)120,765 (pound)266,574 (7)   (pound)750,008 (9)  183,437   (pound)4,828
 Officer                  1994   (pound)139,579   (pound)87,834 (pound)304,813 (7)                -            -  (pound)38,403

Lynn C Rexroth (10)       1996   (pound)175,000   (pound)17,093 (pound)179,624 (11)   (pound)63,584      104,280   (pound)4,808 (12)
 Chief Operations Officer 1995    (pound)84,969   (pound)59,649 (pound)166,274 (11)  (pound)119,957 (13) 107,882   (pound)4,827
                          1994    (pound)82,922   (pound)25,575 (pound)139,037 (11)               -            -   (pound)5,377

Simeon Galpert (14)       1996   (pound)111,138   (pound)28,726   (pound)9,108 (15)               -       56,383   (pound)7,780 (16)
 Senior Vice President    1995   (pound)103,432   (pound)33,153   (pound)9,269 (15)  (pound)176,825 (17) 116,618   (pound)7,000
 of Finance               1994    (pound)57,192    (pound)7,272   (pound)5,504 (15)               -            -   (pound)4,083

Roger P Wilson (18)       1996    (pound)98,000    (pound)9,155   (pound)8,479 (19)               -      139,007  (pound)11,760 (21)
 Senior Vice President    1995    (pound)83,970  (pound)108,132   (pound)7,350 (19)   (pound)98,710(20)      -    (pound)10,076
 of Residential Services

Bruce Langham             1996    (pound)98,000   (pound)12,204  (pound)11,614 (22)               -       52,128   (pound)9,310 (23)
 Senior Vice President    1995    (pound)91,333   (pound)26,030  (pound)11,445 (22)  (pound)237,755 (24) 104,956   (pound)7,405
 of Digital Services      1994    (pound)77,833    (pound)9,827   (pound)7,599 (22)               -            -   (pound)5,214

1. Certain amounts reflected in this table and elsewhere in this section were paid in US dollars, but are represented in this table in pounds sterling based on an average exchange rate of $1.56 to (pound)1.00, which represents the average spot closing rate for the year ended December 31, 1996.

2. The value of the Restricted Stock reflected in this table represents the product of the number of Ordinary Shares underlying the award multiplied by the closing price per Ordinary Share of the Ordinary Shares on the London Stock Exchange on the date of the grant (January 24, 1996 (132.5p) in the case of Restricted Share awards granted to Mr. Rexroth on that date, November 8, 1995 (175.0p) in the case of Restricted Share awards granted to Mr. Wilson on that date and January 13, 1995 (172.5p) in the case of all other Restricted Share awards).

3. Mr. Davidson's "Other Annual Compensation" includes (pound)11,060, (pound)10,322 and (pound)10,157 for an automobile and related expenses for the years 1996, 1995 and 1994, respectively.

4. Mr. Davidson's "All Other Compensation" consists of payments made by the Company to his private pension plan.

5. On January 13, 1995 Mr. Davidson was granted an award of 475,183 shares of Restricted Stock. As of December 31, 1996, the aggregate value of such shares was (pound)589,227 based on a price per Ordinary Share of 124p (the closing price per Ordinary Share of the Ordinary Shares on the London Stock Exchange on December 31, 1996). Such shares vest and will be distributed to Mr. Davidson (without payment of consideration) on January 13, 1998, subject to earlier vesting and distribution under certain circumstances. Until such shares are vested, Mr. Davidson will not be entitled to vote or receive dividends in respect of such shares.

6. Mr. Michels served as a Director and Chief Executive Officer from January 1, 1994 to July 31, 1996. As described below under "- Employment Agreements," certain amounts reflected in this table for Mr. Michels were paid by an affiliate of U S WEST, which was reimbursed by the Company for all such payments.

7. Mr. Michels' "Other annual compensation" includes provisions of (pound)17,236, (pound)144,771 and (pound)223,060 in respect of his UK income taxes for 1996, 1995 and 1994, respectively, housing allowances of (pound)50,638, (pound)62,962 and (pound)49,386 for 1996,





                                       14

     1995 and 1994, respectively, and automobile and related expenses of (pound)6,743, (pound)11,310 and (pound)8,362 for 1996, 1995 and 1994, respectively.

8. Mr. Michels' "All other compensation" includes a (pound)539,329 termination payment paid or payable in connection with Mr. Michels' resignation and a (pound)4,808 matching contribution to his 401(k) plan.

9. On January 13, 1995 Mr. Michels was granted an award of 434,787 shares of Restricted Stock. As of December 31, 1996, the aggregate value of such shares was (pound)539,136 based on a price per Ordinary Share of 124p (the closing price per Ordinary Share of the Ordinary Shares on the London Stock Exchange on December 31, 1996). Such shares vested pursuant to the Rules of the Restricted Stock Scheme and arrangements with the Company in connection with his resignation.

10. Mr. Rexroth is a secondee to the Company from US WEST and consequently, as described below under "-Employment Agreements", certain amounts reflected in this table for Mr. Rexroth were paid by an affiliate of US WEST, which was reimbursed by the Company for all such payments.

11. Mr. Rexroth's "Other Annual Compensation" includes provisions of (pound)74,253, (pound)102,968 and (pound)91,629 in respect of his UK income taxes for the years 1996, 1995 and 1994, respectively, and (pound)30,462, (pound)32,496 and (pound)32,496 in respect of housing allowances for 1996, 1995 and 1994, respectively.

12. Mr. Rexroth's "All Other Compensation" represents matching contributions to his 401(k) plan.

13. On January 24, 1996 and January 13, 1995 Mr. Rexroth was granted an award of 47,988 and 69,540 shares, respectively, of Restricted Stock. As of December 31, 1996, the aggregate value of such shares was (pound)145,735 based on a price per Ordinary Share of 124p (the closing price per Ordinary Share of the Ordinary Shares on the London Stock Exchange on December 31,
     1996). Such shares vest and will be distributed to Mr. Rexroth (without payment of consideration) on January 24, 1999 (in the case of the 47,988 shares) and January 13, 1998 (in the case of the 69,540 shares), respectively, subject to earlier vesting and distribution under certain circumstances. Until such shares are vested, Mr. Rexroth will not be entitled to vote or receive dividends in respect of such shares.

14. Mr. Galpert commenced employment with the Company on June 6, 1994 and resigned effective as of March 31, 1997.

15. Mr. Galpert's "Other Annual Compensation" includes (pound)8,394, (pound)8,334 and (pound)4,864 for an automobile and related expenses for the years 1996, 1995 and 1994, respectively.

16. Mr. Galpert's "All Other Compensation" consists of payments made by the Company to his private pension plan.

17. On January 13, 1995 Mr. Galpert was granted an award of 102,507 shares of Restricted Stock. As of December 31, 1996, the aggregate value of such shares was(pound)127,109 based on a price per Ordinary Share of 124p (the closing price per Ordinary Share of the Ordinary Shares on the London Stock Exchange on December 31, 1996). Such shares will vest on March 31, 1997 on a pro rata basis up to March 31, 1997, pursuant to the Rules of the Restricted Stock Scheme and arrangements with the Company in connection with his resignation, subject to earlier vesting and distribution under certain circumstances. Until such shares are vested, Mr. Galpert will not be entitled to vote or receive dividends in respect of such shares.

18. Mr. Wilson commenced employment with the Company upon completion of the Merger on October 3, 1995. Amounts reflected for Mr. Wilson prior to completion of the Merger were paid by former SBCC.

19. Mr. Wilson's "Other Annual Compensation" includes(pound)7,779 and(pound)6,731 for automobile and related expenses for the years 1996 and 1995, respectively.

20. On November 8, 1995 Mr. Wilson was granted an award of 56,406 shares of Restricted Stock. As of December 31, 1996, the aggregate value of such shares was (pound)69,943 based on a price per Ordinary Share of 124p (the closing price per Ordinary Share of the Ordinary Shares on the London Stock Exchange on December 31, 1996). Such shares vest and will be distributed to Mr. Wilson (without payment of consideration) on November 8, 1998, subject to earlier vesting and distribution under certain circumstances. Until such shares are vested, Mr. Wilson will not be entitled to vote or receive dividends in respect of such shares.

21. Mr. Wilson's "All Other Compensation" consists of payments made by the Company to his private pension plan.

22. Mr. Langham's "Other Annual Compensation" includes (pound)10,697, (pound)10,637 and (pound)6,606 for automobile and related expenses for the years 1996, 1995 and 1994, respectively.

23. Mr. Langham's "All Other Compensation" consists of payments made by the Company to his private pension plan.

24. On January 13, 1995 Mr. Langham was granted an award of 137,529 shares of Restricted Stock. As of December 31, 1996, the aggregate value of such shares was (pound)170,536 based on a price per Ordinary Share of 124p (the closing price per Ordinary Share of the Ordinary Shares on the London Stock Exchange on December 31, 1996). Such shares vest and will be distributed to Mr. Langham (without payment of consideration) on January 13, 1998, subject to earlier vesting and distribution under certain circumstances. Until such shares are vested, Mr. Langham will not be entitled to vote or receive dividends in respect of such shares.

     Option Grant Table



                                          INDIVIDUAL GRANTS
                      ------------------------------------------------------------


                                           PERCENT OF                               POTENTIAL REALIZABLE
                                             TOTAL                                     VALUE AT ASSUMED
                           NUMBER OF        OPTIONS                                  ANNUAL RATES OF STOCK
                          SECURITIES        GRANTED                                   PRICE APPRECIATION
                          UNDERLYING     TO EMPLOYEES EXERCISE                        FOR OPTION TERM
       NAME             OPTIONS GRANTED    IN 1996    PRICE(1) EXPIRATION DATE         5%           10%
---------------------   ---------------  ------------ -------- ----------------     -------       -------
Stephen J Davidson        21,277(2)           0.52%    141.0p  March 11, 2006       17,827        46,158
                          86,302(3)           2.09%    141.0p  March 11, 2006       72,310       187,221

Alan Michels              21,277(2)           0.52%    141.0p  March 11, 2006(4)    17,827        46,158
                          95,745(3)           2.32%    141.0p  March 11, 2006(4)    80,222       207,706
                          47,542(3)           1.15%    138.0p  March 11, 2006(4)    41,260       104,562

Lynn C Rexroth            21,277(2)           0.52%    141.0p  March 11, 2006       17,827        46,158
                          47,542(3)           1.15%    138.0p  March 11, 2006       41,260       104,562
                          35,461(3)           0.86%    141.0p  March 11, 2006       29,712        76,928

Simeon Galpert            21,277(2)           0.52%    141.0p  March 11, 2006(5)    17,827(5)     46,158(5)
                          35,106(3)           0.85%    141.0p  March 11, 2006(5)    29,414(5)     76,158(5)

Roger P. Wilson           21,277(2)           0.52%    141.0p  March 11, 2006       17,827        46,158
                         117,730(3)           2.86%    141.0p  March 11, 2006       98,643       255,399

Bruce Langham             21,277(2)           0.52%    141.0p  March 11, 2006       17,827        46,158
                          30,851(3)           0.75%    141.0p  March 11, 2006       25,849        66,927

-------------

1. The exercise prices reflect the middle market quotation on the London Stock Exchange for the Ordinary Shares on the day of grant in the case of incentive stock options under Section 422 of the U.S. Internal Revenue Code, as amended, and on the day before the grant in the case of other options.

2. Represents grants under the Telewest (1995) (No.1) Executive Share Option Scheme.

3. Represents grants under the Telewest (1995) (No.2) Executive Share Option Scheme.

4. Pursuant to arrangements with the Company in connection with his resignation, Mr. Michels' options remain in effect in accordance with the Rules of the Schemes following his resignation, which was effective as of July 31, 1996.

5. Pursuant to the Rules of the Schemes, Mr. Galpert's options will lapse on March 31, 1997 (the effective date of his resignation).

     Option Exercises and Year-End Value Table(1)


                                                      NUMBER OF SECURITIES     VALUE OF UNEXERCISED
                                                     UNDERLYING UNEXERCISED    IN-THE-MONEY OPTIONS
                           SHARES ACQUIRED   VALUE     OPTIONS AT YEAR-END          AT YEAR-END
             NAME            ON EXERCISE   REALIZED EXERCISABLE/UNEXERCISABLE EXERCISABLE/UNEXERCISABLE(2)
             ----            -----------   ---------------------------------------------------------------
     Stephen J. Davidson         0            0            0/297,459                    0/0
     Alan Michels                0            0            0/348,001                    0/0
     Lynn C. Rexroth             0            0            0/212,162                    0/0
     Simeon Galpert              0            0            0/173,001                    0/0
     Roger P. Wilson             0            0            0/139,007                    0/0
     Bruce D. Langham            0            0            0/157,084                    0/0

1. References to grants of options are options granted by the Company under its Executive Share Option Schemes and Sharesave Scheme.
2.   Based on the closing price per Ordinary Share on December 31, 1996 of 124p.


     EMPLOYMENT AGREEMENTS

Mr. Davidson and the Company have agreed that Mr. Davidson will serve as Chief Executive Officer of the Company for an indefinite term, commencing as of February 12, 1997. The Company and Mr. Davidson each has the right to terminate the employment agreement at any time upon one years' notice. The agreement provides that Mr. Davidson will receive a base salary of (pound)335,000 per annum and also provides that he will be eligible for a bonus of 25% of his base salary each year upon the Company's achievement of target performance and certain personal objectives, increasing to a maximum of 50% of his base salary if the Company exceeds target performance by specified amounts.

Pursuant to a secondment agreement between the Company and an affiliate of U S WEST, Mr. Michels and the Company entered into an employment agreement which provided that Mr. Michels would serve as Chief Executive Officer of the Company for an initial term of three years commencing as of November 29, 1994. In accordance with the agreement (as most recently amended) Mr. Michels received gross payments in 1996 equivalent to (pound)167,900 per annum, which consisted of a base salary of (pound)100,542 and foreign service premiums and other expatriate compensation in an aggregate of (pound)67,358 (subject to certain adjustments). Mr. Michels was also eligible for, but did not receive, a short-term bonus of 40% of his base salary each year upon the Company's achievements of target performance, increasing to a maximum of 80% of his base salary if the Company exceeded target performance by specified amounts. Effective July 31, 1996, Mr. Michels resigned from his positions as Chief Executive Officer and a member of the Board of Directors. In connection with such resignation, the Company and Mr. Michels agreed to a termination payment of (pound)539,329 in lieu of any additional salary, bonus or other benefits under Mr. Michel's employment agreement. Mr. Michels retains the award under the Restricted Share Scheme with respect to 434,787 Ordinary Shares and the awards under the Executive Share Option Schemes with respect to 348,001 Ordinary Shares, in each case exercisable pursuant to the original terms thereof.

Mr. Rexroth commenced employment with the Company on December 24, 1992. Pursuant to the terms of a new assignment agreement with U S WEST Overseas on December 1, 1995, Mr. Rexroth was assigned to serve as Senior Vice President of Group Operations for a fixed term of eighteen months, commencing as of January 1, 1996. U S WEST Overseas and Mr. Rexroth each has the right to terminate the agreement upon 60 days' notice. The agreement (as revised) provides that Mr. Rexroth will receive a base salary of (pound)175,000 per annum plus foreign service premiums and other expatriate compensation (subject to certain adjustments) and also provides that he will be eligible for a bonus of 30% of his base salary each year upon the Company's achievement of target performance and certain personal objectives. On termination, Mr. Rexroth is entitled to be reimbursed for relocation costs to the U.S. The Company has agreed to reimburse U S WEST Overseas for all amounts paid to Mr. Rexroth during the term of the assignment. Mr. Rexroth continues to receive benefits under certain U S WEST plans.

Mr. Galpert and the Company entered into an employment agreement which provides that Mr. Galpert will serve as Senior Vice President of Finance of the Company for an indefinite term, commencing as of June 6, 1994. The Company and Mr. Galpert each has the right to terminate the employment agreement at any time upon one year's notice. The agreement (as most recently amended) provides that Mr. Galpert will receive a base salary of (pound)115,000 per annum and also provides that he will be eligible for a bonus of 25% of his base salary each year upon the Company's achievement of target performance, increasing to a maximum of 50% of his base salary if the Company exceeds target performance by specified amounts. Mr. Galpert resigned from his position as Senior Vice President of Finance effective as of March 31, 1997. Mr. Galpert retains the award under the Restricted Share Scheme with respect to 76,880 Ordinary Shares (75% of his current outstanding grant) and the awards under the Executive Share Option Schemes lapsed.

Mr. Wilson commenced employment with the Company on October 3, 1995, being previously employed by SBCC since October 1992. Mr. Wilson and the Company entered into an employment agreement which provides that Mr. Wilson will serve as Senior Vice President of Operations of the Company for an indefinite term, commencing as of September 16, 1996. The Company and Mr. Wilson each has the right to terminate the employment agreement at any time upon one year's notice. The agreement provides that Mr. Wilson will receive a base salary of (pound)85,460 per annum and also provides that he will be eligible for a bonus of 25% of his base salary each year upon the Company's achievement of target performance, increasing to a maximum of 50% of his base salary if the Company exceeds target performance by specified amounts. Following reviews in January 1996, January 1997 and March 1997 Mr. Wilson's salary was increased to (pound)98,000 per annum, (pound)106,820 per annum and (pound)120,000 per annum, respectively.

Mr. Langham commenced employment with the Company on October 28, 1991. Mr. Langham and the Company entered into an employment agreement which provides that Mr. Langham will serve as Senior Vice President of Digital Services of the Company for an indefinite term, commencing as of September 16, 1996. The
Company and Mr. Langham each has the right to terminate the employment agreement at any time upon one year's notice. The agreement provides that Mr. Langham will receive a base salary of (pound)98,000 per annum and also provides that he will be eligible for a bonus of 25% of his base salary each year upon the Company's achievement of target performance, increasing to a maximum of 50% of his base salary if the Company exceeds target performance by specified amounts. Following a review in January 1997, Mr. Langham's salary was increased to (pound)102,900 per annum. In addition, the Company has also agreed to make certain payments and provide certain benefits to Mr. Langham in the event he resigns or is terminated under certain circumstances prior to September 6, 1997.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     SECONDMENT OF PERSONNEL

Affiliates of TCI, U S WEST, SBC and Cox have seconded senior personnel to the Company to provide certain business and technical expertise and support. Currently, five of the Company's employees are on secondment from affiliates of TCI, U S WEST, SBC and Cox. The Company has agreed in secondment agreements to reimburse the affiliates of TCI, U S WEST, SBC and Cox, as the case may be, for the full costs each incurs in respect of any personnel seconded to the Company. The aggregate amount expensed by the Company to TCI, U S WEST, SBC and Cox (or affiliates thereof) in respect of personnel (and certain technical consultants) in 1996 was approximately (pound)375,000, (pound)1,810,000, (pound)93,000 and (pound)281,000, respectively.

     TECHNOLOGY SHARING ARRANGEMENTS

TCI and U S WEST have agreed to make available to the Company proprietary technology and know-how which they are permitted to license and which is related to cable television and cable telephony at a fair market price which is generally no less favorable than those provided to any unaffiliated customers. The Company has agreed to make available to TCI and U S WEST any of the Company's proprietary technology and know-how which it is permitted to license and which is related to cable television and cable telephony at a fair market price which is generally not less favorable than those provided to any unaffiliated customers.

     PROGRAMMING

An affiliate of TCI and an affiliate of U S WEST own approximately 50.9% and 7.4%, respectively, of Flextech plc ("Flextech"). In addition, Mr. Vierra and Mr. Singer are directors of Flextech. Flextech owns interests (in some cases, controlling interests) in certain programming channels and provides management services to certain of such channels and other channels. Some of the channels in which Flextech owns an interest or provides management services to are offered directly by the Company to its subscribers and some are included in the BSkyB Multi-Channel Package, which is also offered by the Company to its subscribers. In addition, affiliates of U S WEST, TCI and SBC are partners in CPP-1, a joint venture with three other U.S. cable operators which has a 10% interest in Live TV. Lord Borrie is also a director of The Mirror Group plc, which has an interest in Live TV. Live TV is carried by the Company's network. Furthermore, Cox has an interest in The Discovery Channel, The Learning Channel, UK Gold and UK Living and an affiliate of TCI has an interest in Time Warner Inc., which owns CNN International, The Cartoon Network and TNT, all of which are carried by the Company's network. The Company believes that programming obtained from all the affiliated programming suppliers is obtained on terms no less favorable than those available to unrelated third parties.


CERTAIN TAX CONSEQUENCES OF OWNERSHIP OF ADSS

A description of certain tax consequences relating to the ownership of ADSs is set out in Annex B hereto.

REMUNERATION COMMITTEE REPORT

A report of the Remuneration Committee of the Company's Board of Directors covering various matters specified by applicable U.S. law and the U.K. Code of Best Practice in the recent Report of the Study Group on Directors' Remuneration chaired by Sir Richard Greenbury is set out in the Annual Report of the Company for 1996 under the caption "Report of the Remuneration Committee."

PERFORMANCE GRAPHS

The following graph compares, for the period from November 23, 1994 through the fiscal year ended December 31, 1996, the cumulative total shareholder return on Ordinary Shares which are traded on the London Stock Exchange to that of (a) the Financial Times -- Stock Exchange All Share Index, (b) a peer group which consists of British Telecommunications plc, Cable & Wireless plc, Vodafone, Securicor Services, NYNEX CableComms Group plc and General Cable plc. The cumulative shareholder return on Ordinary Shares reflects the Old Telewest Ordinary Shares (which were traded on the London Stock Exchange prior to the Merger) for the period from November 22, 1994 (the first time such shares were registered under the U.S. Securities Exchange Act of 1934, as amended) through September 29, 1995 (the last day of trading for such shares) and reflects the Company's Ordinary Shares for the period from October 2, 1995 (the first day of trading for such shares) through December 31, 1996.


                             [GRAPH TO BE INSERTED]

The following graph compares, for the period from November 22, 1994 through the fiscal year ended December 31, 1996, the cumulative total shareholder return on the ADSs which are traded on The Nasdaq National Market to that of (a) the S&P 500 Index, (b) a peer group which consists of Bell Cablemedia Plc, Comcast UK Cable Partnership, International CableTel Inc., NYNEX CableComms Group plc and General Cable plc. The cumulative shareholder return on the ADSs reflects ADSs evidencing Old Telewest Ordinary Shares (which were traded on the London Stock Exchange prior to the Merger) for the period from November 22, 1994 (the first time such shares were registered under the U.S. Securities Exchange Act of 1934, as amended) through September 29, 1995 (the last day of trading for such shares) and reflects the Company's Ordinary Shares for the period October 2, 1995 (the first day of trading for such shares) through December 31, 1996.

                             [GRAPH TO BE INSERTED]





In calculating cumulative total shareholder return in the two preceding graphs, returns are calculated on a quarterly basis (assuming an initial investment of $100 on November 22, 1994), reinvestment of dividends is assumed, and the returns of each member of the indices and the peer groups are weighed for market capitalization.

     COMPLIANCE WITH SECTION 16(A) OF THE U.S. SECURITIES EXCHANGE ACT OF 1934

Section 16(a) of the U.S. Securities Exchange Act of 1934, as amended, requires the Company's officers and directors, and any persons who own more than ten percent of the Company's Ordinary Shares to file reports of initial ownership of the Company's Ordinary Shares and subsequent changes in that ownership with the Securities and Exchange Commission (initial reports are filed on Form 3 and reports as to subsequent changes or certain other matters are filed on Forms 4 or 5). Officers, directors and greater than ten-percent beneficial owners are also required to furnish the Company with copies of all Section 16(a) forms they file.

Based solely upon a review of the copies of the forms furnished to the Company, the Company believes that during 1996 all Section 16(a) filing requirements were complied with except that (a) Mr. Vierra filed one Report on Form 5 late covering three transactions which had not previously been reported in a timely manner and (b) Messrs. Stephen Davidson, Alan Michels, Lynn Rexroth, Simeon Galpert, Bruce Langham, Roger Wilson, Geoffrey Cheetham and Howard Watson and Ms. Victoria Hull each [filed] one Report on Form 5 late covering an aggregate of 17 transactions for the grant of options on March 11, 1997 pursuant to the Telewest (1995) (No.1) Executive Share Option Scheme and the Telewest (1995) (No.2) Executive Share Option Scheme.

APPLICABILITY OF SECTION 162(M) OF THE U.S. INTERNAL REVENUE CODE OF 1986

Because the Company is not currently and does not expect in the future to be subject to U.S. federal income tax, Section 162(m) of the U.S. Internal Revenue Code of 1986, as amended (the "Code"), which generally denies a deduction for U.S. federal income tax purposes to publicly-held companies for compensation paid to certain executives in excess of $1 million per executive per taxable year, currently does not apply to the Company.

VOTING REQUIREMENTS

Every holder of Ordinary Shares who is present in person or by proxy at the Annual General Meeting shall have one vote on each matter to be presented, and on a poll every shareholder who is present in person or by proxy shall have one vote for every Ordinary Share held (subject in each case to disenfranchisement in the limited circumstances provided in the Articles). Voting at the Annual General Meeting will be by a show of hands unless a poll is demanded. A poll may be demanded by (a) the chairman of the meeting, (b) not less than five shareholders present in person or by proxy and entitled to vote, (c) any shareholder or shareholders present in person or by proxy and representing in the aggregate not less than one-tenth of the total voting rights of all shareholders entitled to attend and vote at such meeting or (d) any shareholder or shareholders present in person or by proxy and holding shares conferring a right to vote at the meeting on which there have been paid-up sums in aggregate equal to not less than one-tenth of the total sum paid on all shares conferring such right. Since under English law voting rights are only conferred on registered holders of shares, a person holding through a nominee may not directly demand a poll.

Where a poll is not demanded, the interests of beneficial owners of Ordinary Shares who hold through a nominee or record owners who have appointed a proxy may not be reflected in votes cast on a show of hands if such nominee or proxy does not attend the meeting or receives conflicting voting instructions from different beneficial or records owners for whom it holds as nominee or acts as proxy. In any event, in a show of hands, such nominee or proxy will have only one vote, notwithstanding the number of beneficial or record owners for whom he or she acts.

Resolutions #1 through #13 and #15 and #16 are Ordinary Resolutions and require the affirmative vote of a majority of the shareholders present in person or by proxy, in the case of a vote by show of hands, or present in person or by proxy and holding shares conferring in the aggregate a majority of the votes actually cast on the Ordinary Resolution, in the case of a vote by poll. Resolutions #14 and

#17 are Special Resolutions and require the affirmative vote of not less than 75% of the shareholders present in person or by proxy, in the case of a vote by show of hands, or present in person or by proxy and holding shares conferring in the aggregate at least 75% of the votes actually cast on the Special Resolution, in the case of a vote by poll. In accordance with London Stock Exchange Rules, shareholders do not have an opportunity to cast "abstentions." Broker non-votes will not count as votes cast "FOR" or "AGAINST" any matter.

SOLICITATION OF PROXIES

The cost of soliciting proxies in the accompanying form will be borne by the Company. The Company has not retained any independent soliciting agent. Proxies may be solicited in person or by telephone or telegram by the directors, executive officers and employees of the Company, who will not receive additional compensation for such activities.

Brokers, nominees and other similar record holders will be requested to forward proxy solicitation material to beneficial owners and, upon request, will be reimbursed by the Company for their out-of-pocket expenses.

SUBMISSION OF SHAREHOLDER PROPOSALS

Shareholder proposals intended for inclusion in next year's Proxy Statement should be sent to the Company Secretary at Genesis Business Park, Albert Drive, Woking, Surrey GU21 5RW, United Kingdom, and must be received by November 27, 1997.

FINANCIAL STATEMENTS AVAILABLE

Consolidated financial statements for the Company are included in the Annual Report of the Company for 1996 furnished to shareholders with this Proxy Statement. Additional copies of these statements and the Annual Report on Form 10-K for the year ended December 31, 1996 may be obtained without charge from the Company Secretary at Genesis Business Park, Albert Drive, Woking, Surrey GU21 5RW, United Kingdom.

The annual report on Form 10-K is also on file with the Securities and Exchange Commission, Washington, D.C. 20549, and The Nasdaq Stock Market Inc., 1735 K Street, NW, Washington, DC 20006-1500.




Dated: March 26, 1997

                                                                         ANNEX A


                  CERTAIN TAX CONSEQUENCES OF OWNERSHIP OF ADSs


GENERAL

The following generally summarizes the principal U.K. and U.S. federal income tax consequences of the purchase, ownership and disposition of Ordinary Shares or ADSs (evidenced by ADRs) that are residents or citizens of the U.S. and hold the Ordinary Shares or ADSs as capital assets ("U.S. Holders"). BECAUSE THIS IS A GENERAL SUMMARY, PROSPECTIVE PURCHASERS OF ORDINARY SHARES OR ADSS WHO ARE U.S. HOLDERS ARE ADVISED TO CONSULT THEIR OWN TAX ADVISORS WITH RESPECT TO THE U.S. FEDERAL, STATE AND LOCAL TAX CONSEQUENCES, AS WELL AS TO THE U.K. TAX CONSEQUENCES, OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF ORDINARY SHARES OR ADSS APPLICABLE IN THEIR PARTICULAR TAX SITUATIONS.

The statements of U.S. federal income tax and U.K. tax law set out below are based (a) on the laws in force, and as interpreted by the relevant taxation authorities, as of the date of this Proxy Statement, and are subject to any changes (which may apply retroactively) in U.S. or U.K. law, or in the interpretation thereof by the relevant taxation authorities, or in the conventions between the U.S. and the U.K. relating to income and capital gains (the "Income Tax Convention") and estate and gift taxes (the "Estate and Gift Tax Convention"), occurring after such date and (b) in part, on representations of the Depositary and on the assumption that each obligation in the Deposit Agreement and any related agreement will be performed in accordance with its terms.

This summary does not address the laws of any state or locality or any foreign government (other than the U.K.). Further, this summary does not address the tax consequences to particular classes of taxpayers that are subject to special rules including, without limitation, dealers in securities or currencies, insurance companies, tax exempt organizations, financial institutions, persons that hold their Ordinary or ADSs as part of a straddle, hedging or "conversion transaction", persons whose functional currency is other than the U.S. dollar, tax-exempt investors or persons owning directly, indirectly or constructively, 10% or more of the Company's stock. This summary does not address the U.K. or U.S. tax treatment of persons who hold Ordinary Shares or ADSs through a partnership or other pass-through entity. Except to the limited extent discussed below, it does not consider the U.K. tax or U.S. tax consequences to a person other than a U.S. Holder (a "Non-U.S. Holder").

For purposes of the Conventions and the Code, U.S. Holders will be treated as the owners of the Ordinary Shares represented by ADSs evidenced by ADRs. Accordingly, and except as noted below, the U.K. tax and U.S. federal income tax consequences discussed below apply equally to beneficial owners of both Ordinary Shares and ADSs that are U.S. Holders.

TAXATION OF DIVIDENDS

For the purposes of this summary, the term "Eligible U.S. Holder" means a beneficial owner of an ADS or an Ordinary Share (a) that derives and beneficially owns the cash dividend paid thereon, (b) that is an individual, a corporation, a trust or estate resident in the U.S. (and, in the case of a corporation, not also resident in the U.K. for U.K. tax purposes) for the purposes of the Income Tax Convention and (c) whose holding is not effectively connected with a "permanent establishment" through which the Eligible U.S. Holder carries on business in the U.K. with a "fixed base" in the U.K. from which the Eligible U.S. Holder performs independent personal services. Such term excludes, however, (a) a beneficial owner who owns at least 10% of the Ordinary Shares in respect of which the dividend is paid, (b) under certain circumstances, a corporation 25% or more of the capital of which is owned directly or indirectly by one or more persons who are not individual residents or nationals of the U.S. and (c) a U.S. corporation that controls, directly or indirectly (either alone or with one or more associated corporations), 10% or more of the voting stock of the Company.

The Company is required, when paying a dividend in respect of the Ordinary Shares, to account to the U.K. Inland Revenue for a payment known as advance corporation tax ("ACT"). The rate of ACT at present is equal to 25% of any dividend paid to shareholders, which is equivalent to 20% of the sum of the dividend and the related ACT.

An Eligible U.S. Holder is entitled under the Income Tax Convention and current U.K. law to claim from the U.K. Inland Revenue a refund of an amount equal to the ACT paid by the Company in respect of the dividend (the "Tax Credit Amount"), but subject to a 15% U.K. withholding tax on the combined sum of the dividend paid and the related Tax Credit Amount. For example, assuming continuance of ACT at the rate of 25% of a dividend paid, a dividend of (pound)8.00 paid to such an Eligible U.S. Holder would generally entitle the Eligible U.S. Holder to claim (pound)0.50 (a Tax Credit Amount of (pound)2.00 less a withholding of L1.50) from the U.K. Inland Revenue, giving a total cash received, after U.K. taxes but before U.S. taxes, of (pound)8.50.

If the Eligible U.S. Holder is a U.S. trust or estate, the Tax Credit Amount will be available only to the extent that the income derived by such trust or estate is subject to U.S. tax as the income of a resident either in its hands or in the hands of its beneficiaries, as the case may be.

For U.S. federal income tax purposes, the gross amount of a dividend plus the Tax Credit Amount, including the 15% U.K. withholding tax thereon, (a) will be included in gross income by a U.S. Holder and (b) will be treated as foreign source dividend income to the extent paid out of current or accumulated earnings and profits as determined for U.S. federal income tax purposes. Subject to certain limitations, the 15% U.K. withholding tax will be treated as a foreign income tax eligible for credit against such Eligible U.S. Holder's federal income tax (or, alternatively, a deduction in computing such U.S. Holder's taxable income). The consequences of these limitations will depend on the nature and sources of each Eligible U.S. Holder's income and the deductions appropriately allocated or apportioned thereto. In general, no dividends received deduction will be allowed with respect to dividends paid by the Company. The amount of the dividend will be the U.S. dollar spot value of the dividend on the date of receipt, regardless of whether the payment is in fact converted into U.S. dollars on such date. Exchange gain or loss, if any, recognized by an Eligible U.S. Holder on a sale or other disposition of pounds received pursuant to the dividend will generally be U.S.
source ordinary income or loss.

Arrangements exist with the U.K. Inland Revenue under which certain Eligible U.S. Holders of ADSs (i.e., (a) a U.S. corporation, (b) an individual resident in the U.S. and not resident in the U.K. or (c) a trust or estate all the beneficiaries of which are resident in the U.S. or Canada) generally will receive directly from the Company together with the payment of the associated dividend payment of the Tax Credit Amount to which such Holder is entitled, net of the applicable U.K. withholding tax, without the need to file a claim for refund. To claim the benefit of the arrangements, the registered holder must complete the declaration on the reverse of the dividend check confirming the Eligible U.S. Holder's entitlement to the Tax Credit Amount and present the check for payment within three months from the date of issue of the check. These arrangements can be terminated or altered without notice by the U.K. Inland Revenue.

In addition, arrangements exist with the U.K. Inland Revenue under which an Eligible U.S. Holder of Ordinary Shares will receive payment of the U.K. tax credit at the same time as and together with the payment of the associated dividend. In order to receive such payment, the Eligible U.S. Holder must have the Ordinary Shares registered in the name of a nominee approved by the U.K. Inland Revenue for such purpose, and the nominee must follow certain procedural requirements. In addition, the qualifying holder must be either: (a) an individual who: (i) is not resident in the U.K. and does not retain the use of any accommodation in the U.K., (ii) has not during the previous four years been in the U.K. for as much as three months a year on average, or for a period or periods amounting in the aggregate to six months in the relevant U.K. income tax year; (iii) has not been absent from the U.S. for a complete U.S. tax year in any of the previous four years; (iv) does not have a permanent establishment in the U.K. and (v) does not own 10% or more of the class of shares in respect of which the dividend is paid; or (b) a corporation: (i) which is managed and controlled in the U.S. and does not have a permanent establishment in the U.K.;
(ii) which does not, either alone
or together with one or more associated corporations, control, directly or indirectly, 10% or more of the voting power in the Company; (iii) which does not own 10% or more of the class of shares in respect of which the dividend is paid;
(iv) which is liable to U.S. tax on the dividend and (v) at least 75% of the capital of which is owned directly or indirectly by persons who are U.S. residents. These arrangements will be extended to trusts, estates in the course of administration, pension funds, foundations and similar bodies only with the prior approval of the U.K. Inland Revenue.

Certain Eligible U.S. Holders who are not entitled to receive payment of the U.K. Tax Credit Amount from the Company with payment of the associated dividend but who, nevertheless, are entitled to a refund of the Tax Credit Amount, net of the U.K. withholding tax, must file a claim for the Tax Credit Amount in the manner described in U.S. Revenue Procedure 80-18, 1980-1 C.B. 623, as modified by U.S. Revenue Procedures 81-58, 1981-2 C.B. 678; 84-60, 1984-2 C.B. 504, and
90-61, 1990-2 C.B. 657. Claims for tax refund must be made within six years of the U.K. year of assessment (generally the 12-month period ending April 5 in each year) in which the related dividend was paid. The first claim by a claimant for a tax credit under these procedures is made by sending the appropriate U.K. form (FD/13) in duplicate to the Director of the Internal Revenue Service Center with which the holder's last U.S. federal income tax return was filed. Forms may be available from the U.S. Internal Revenue Service Assistant Commissioner (International), 950 L'Enfant Plaza South, S.W., Washington, D.C. 20024,
Attention: Taxpayers Service Division. Because a refund claim is not considered made until the U.K. tax authorities receive the appropriate form from the U.S. Internal Revenue Service, forms should be sent to the U.S. Internal Revenue Service well before the end of the applicable limitation period. Any claim by a claimant after the first claim by such a U.S. Holder for payment under these procedures should be filed directly with the U.K. Financial Intermediaries and Claims Office, Fitz Roy House, P.O. Box 46, Nottingham, England, NG2 1BD.

Under Section 812 of ICTA 1988, the U.K. government has the power to deny the payment of associated U.K. tax credits under the Income Tax Convention to a corporation that controls, directly or indirectly, either alone or together with one or more corporations, which are treated as associated for the purposes of the Income Tax Convention, at least 10% of the voting power of the Company, if it or an "associated company" (as defined in Section 416 ICTA 1988) has a "qualifying presence" (as defined in Section 812 ICTA 1988) in a state in the U.S. which operates a unitary system of corporation taxation. These provisions will come into force only if the U.K. government so determines by statutory instrument. No such instrument has yet been made.

Subject to the discussion below regarding backup withholding tax, a Non-U.S. Holder of Ordinary Shares or ADSs generally will not be subject to U.S. federal income or withholding tax on dividends received on Ordinary Shares or ADSs, unless such income is effectively connected with the conduct of a trade or business in the U.S. and, in general, in the case of a Non-U.S. Holder entitled to benefits under a tax treaty, attributable to a permanent establishment or fixed base in the U.S.

TAXATION OF CAPITAL GAINS

A U.S. Holder who is not resident or ordinarily resident in the U.K. for U.K. tax purposes will not be liable for U.K. tax on capital gains realized or accrued on the sale or other disposal of Ordinary Shares or ADSs unless the Ordinary Shares or ADSs are held in connection with a trade, profession or vocation carried on by such U.S. Holder in the U.K. through a branch or agency which constitutes a permanent establishment or fixed base and the Ordinary Shares or ADSs are or have been used, held or acquired for the purposes of such trade, profession or vocation of such branch or agency. A U.S. Holder will be liable for U.S. federal income tax on such gains to the same extent as on any other gains from sales or disposition of stock.

Assuming that gain on the disposition of Ordinary Shares or ADSs would not be subject to U.K. tax, such gain would be U.S. source income for U.S. foreign tax credit limitation purposes. Deposits and withdrawals of Ordinary Shares by U.S. Holders in exchange for ADSs will not result in the realization of gain or loss for U.K. capital gains tax or U.S. federal income tax purposes.

Subject to the discussion below of backup withholding, a Non-U.S. Holder of Ordinary Shares or ADSs will not be subject to U.S. federal income or withholding tax on gain realized on the sale of

Ordinary Shares or ADSs unless (i) such gain is effectively connected with the conduct by the Non-U.S. Holder of a trade or business in the U.S. and, in general, in the case of a Non-U.S. Holder entitled to benefits under a tax treaty, such gain is attributable to a permanent establishment or fixed base in the U.S. or (ii) in the case of gain realized by an individual Non-U.S. Holder, the Non-U.S. Holder is present in the U.S. for 183 days or more in the taxable year of the sale and certain other conditions are met.

U.S. INFORMATION REPORTING AND BACKUP WITHHOLDING

U.S. Holders are generally subject to information reporting requirements with respect to dividends paid in the U.S. on Ordinary Shares or ADSs. Under existing regulations, such dividends are not subject to back up withholding. However, under proposed regulations such dividends paid in the United States would be subject to back up withholding. Non-U.S. Holders will not be subject to information reporting or back up withholding with respect to dividends on Ordinary Shares or ADSs, unless payment is made through a paying agent (or office) in the U.S. Non-U.S. Holders generally will be subject to information reporting (and, under proposed regulations, could be subject to back up withholding at a rate of 31%) with respect to the payment within the U.S. of dividends on Ordinary Shares or ADSs, unless the holder provides a taxpayer identification number, certifies to its foreign status, or otherwise establishes an exemption.

U.S. Holders generally will be subject to information and back up withholding at 31% on proceeds paid from the disposition of Ordinary Shares or ADSs unless the U.S. Holder provides an IRS Form W-9 or otherwise establishes an exemption. Non-U.S. Holders generally will be subject to information reporting and back up withholding at a rate of 31% on the payment to or through the U.S. office of a broker, whether domestic or foreign, of proceeds from the disposition of Ordinary Shares or ADSs, unless the holder provides a taxpayer identification number, certifies to its foreign status or otherwise establishes an exemption. Non-U.S. Holders will not be subject to information reporting or back up withholding with respect to the payment by a foreign office of a broker of proceeds from the disposition of Ordinary Shares or ADSs, provided, however, that, if the broker is a U.S. person or "U.S. related person," information reporting (but not back up withholding) will apply, unless the broker has documentary evidence in its records of the Non-U.S. Holder's foreign status, the Non-U.S. Holder certifies to its foreign status under penalties of perjury or otherwise establishes an exemption. For this purpose, a "U.S. related person" is a broker or other intermediary that is a controlled foreign corporation for U.S. federal income tax purposes or that is a person 50% or more of the gross income from all sources of which, over a specified three year period, is effectively connected with the conduct of a U.S. trade or business.

The amount of any back up withholding will be allowed as a credit against such holder's U.S. federal income tax liability and may entitle such holder to a refund, provided that the required information is furnished to the U.S. Internal Revenue Service.

PASSIVE FOREIGN INVESTMENT COMPANY CONSIDERATIONS

The Company generally will be a passive foreign investment company ("PFIC") for U.S. federal income tax purposes for any taxable year (i.e., the period from January 1 to December 31) in which either (a) 75% or more of its gross income is passive income or (b) on average for the taxable year, 50% or more of its assets (averaged over the year and generally determined based on fair market value) produce or are held for the production of passive income. The Internal Revenue Service has indicated that cash balances, even if held as working capital, are considered to be passive assets that produce passive income. As of the date of this Proxy Statement, the Company does not believe it is a PFIC for U.S. federal income tax purposes, and, based on current projections, the Company does not anticipate that it will become a PFIC. No assurance can be given, however, that the Company will not become a PFIC in the future.

The Company will monitor its status and, promptly following the end of any taxable year, will notify shareholders if it believes that it is properly classified as a PFIC for that taxable year, in which case it will comply with the reporting requirements necessary for U.S. Holders to elect to treat the Company as a "qualified electing fund" (a "QEF election"). This summary does not address the consequences were the Company determined to be a PFIC. U.S. Holders should consult their own tax advisers concerning the U.S. tax consequences of holding Ordinary Shares or ADSs if the Company were considered to be a PFIC, including the consequences of making a QEF election.

U.K. ESTATE AND INHERITANCE TAX

An Ordinary Share or ADS beneficially owned by an individual U.S. Holder who is domiciled in the U.S. for the purposes of the Estate and Gift Tax Convention and is not domiciled in the U.K. for such purposes is not subject to U.K. inheritance tax on the individual's death or U.K. gift tax on a gift made by the individual during his lifetime except where the Ordinary Share or ADS is part of the business property of a U.K. "permanent establishment" of the individual or pertains to a U.K. "fixed base" of an individual used for the performance of independent personal services. The Estate and Gift Tax Convention generally provides for tax paid in the U.K. to be credited against any tax payable in the U.S. and for tax paid in the U.S. to be credited against any tax payable in the U.K., based on priority rules set forth in that Convention, in a case where an Ordinary Share or ADS is subject both to U.K. inheritance tax and to U.S. federal gift or estate tax. There are special individual rules applying to trusts. Ordinary Shares or ADSs held in a trust created by a U.S. Holder who is not domiciled in the U.K. normally will fall outside the scope of U.K. inheritance tax.

STAMP DUTY AND STAMP DUTY RESERVE TAX

Stamp duty reserve tax at the then-applicable rate arises upon the deposit with the Depositary of the Ordinary Shares. The current rate of stamp duty reserve tax is L1.50 per L100 (or part thereof). The stamp duty reserve tax on the initial deposit of the Ordinary Shares represented by the ADSs was paid by the Company. On the transfer of further Ordinary Shares to the Depositary, stamp duty reserve tax will be payable by the Depositary and under the Deposit Agreement, holders of ADRs must pay an amount equal to such tax to the Depositary.

Provided that the instrument of transfer is not executed in the U.K. and remains at all subsequent times outside the U.K., no U.K. stamp duty will be payable on the acquisition or transfer of ADSs evidenced by ADRs, nor will an agreement to transfer ADSs evidenced by ADRs give rise to a liability to stamp duty reserve tax.

A transfer of Ordinary Shares by the Depositary or its nominee to the beneficial owner of the relevant ADS or its nominee when the beneficial owner is not transferring beneficial ownership will give rise to U.K. stamp duty at the rate of 50p per transfer.

Purchasing Ordinary Shares, as opposed to ADSs, will normally give rise to a charge to U.K. stamp duty or stamp duty reserve tax at the rate of 50p per L100 (or part) of the price payable for the Ordinary Shares. Stamp duty and stamp duty reserve tax generally are the liabilities of the purchaser. Where such Ordinary Shares are later transferred to the Depositary's nominee, further stamp duty or stamp duty reserve tax will normally be payable at the rate of L1.50 per L100 (or part thereof) of the value of the Ordinary Shares at the time of transfer. However, where Ordinary Shares being acquired are transferred directly to the Depositary's nominee, the only charge will generally be the higher charge of L1.50 per L100 (or part) of the price payable for the Ordinary Shares so acquired.

The U.K. government has announced its intention to abolish both stamp duty and stamp duty reserve tax in respect of the transfer of securities from a date which has not yet been announced.

ATTACHED IS A COPY OF THE "REPORT OF THE REMUNERATION COMMITTEE" WHICH WILL BE SET OUT IN FULL IN THE COMPANY'S 1996 ANNUAL REPORT TO SHAREHOLDERS ON PAGE 40 AND INCORPORATED BY REFERENCE IN THE COMPANY'S 1997 PROXY STATEMENT. A COPY OF THE COMPANY'S 1996 ANNUAL REPORT WILL BE SENT TO EACH SHAREHOLDER TOGETHER WITH THE 1997 PROXY STATEMENT. THIS ARRANGEMENT WAS CLEARED WITH MR. ROGER SCHWALL OF THE STAFF DURING THE PREPARATION OF THE COMPANY'S 1996 PROXY STATEMENT.

                     REPORT OF THE REMUNERATION COMMITTEE

            1.    COMPLIANCE

            The Report of the Study Group on Directors' Remuneration chaired by Sir Richard Greenbury was published on 17 July 1995. A principal component of its recommendations was a Code of Best Practice (the "Code"). The following report by the Remuneration Committee complies with this Code and with Section A of the Best Practice Provisions on remuneration committees as annexed to the Listing Rules of the London Stock Exchange. Full consideration has also been given to Section B of the Best Practice Provisions regarding remuneration policy, service contracts and compensation, as annexed to the Listing Rules of the London Stock Exchange. The Report is also in line with requirements under US securities laws applicable to remuneration committee reports. Further information on senior executive remuneration as required by U.S. law can be found in the proxy statement accompanying this document.

            2.    COMPOSITION

            The members of the Committee are given on page 37 in the Report of the Directors. The Committee submits reports regularly to the full board of Directors concerning in activities and decisions. It has written terms of reference which include the assessment and approval of the remuneration of the executive Directors and senior executives. The Board determines the remuneration of the non-executive Directors.

            3. REMUNERATION POLICY FOR THE EXECUTIVE DIRECTORS AND SENIOR EXECUTIVES

            (a)   General policy

            The Group aims to attract, motivate and retain high calibre executives by rewarding them with competitive salary and benefit packages which are linked to both individual and business performance. These packages are based on the Group's philosophy of emphasising pay-for-performance. The Group recognises the pressures for short-term as well as long-term performance and seeks to provide an appropriate balance. The Group uses a market-based four-tiered salary structure for its executive employees. Each executive is assigned to one of these four tiers based on his or her level of responsibility and position in relation to others inside and outside of the Group.

            The Committee believes that the Group's current remuneration policy (including the proposed new share plans described below) appropriately aligns the Group's executive compensation with the performance of the Group and shareholder interests and offers competitive compensation for its executives. The Committee does not believe in compensating for poor performance and does not reward unsatisfactory performance. In the case of early termination of employment, it is the Committee's policy to seek to mitigate any liability.

            (b)   Remuneration components

            There are four components to the executive remuneration package: base salary and benefits, annual cash bonus, long-term incentive arrangements and pension.

            (i)   Base salary and benefits

            Salaries are established by the Committee by reference to those prevailing in the employment market generally for executives of comparable status, responsibility and skills. To assist in determining the comparability of positions and competitive market pricing, the Group uses executive compensation salary surveys prepared by recognised independent compensation consulting firms in the UK. The Group uses surveys that specifically cover the UK cable communications industry, as well as surveys of comparable companies of similar size in similar industries. In general, and because of the competitive nature of the market, the Group seeks to set overall executive compensation levels to rank between the mid-market and upper quartile of the survey data.

            Salary reviews are generally determined by the Committee on an annual basis. Adjustments in base salary, if any, occur after a formal appraisal process, taking account of individual performance, changes in job responsibilities, changes in the marketplace and general economic conditions in the UK.

            Benefits for senior executives typically include a car (or a cash payment in lieu thereof) and payment of its operating expenses and fuel, and life, disability and health insurance. The benefits are not pensionable.

            (ii)  Annual cash bonuses

            The Group's Short-Term Incentive Plan (the "STIP") provides each executive with an opportunity to earn an annual cash award (which is not pensionable) based upon the achievement of short-term Group targets (ie, one financial year) and individual contributions to Group results. These targets are set by the Remuneration Committee at the commencement of each financial year. Under the STIP, the executive has an award opportunity expressed as a percentage of base salary. For executive Directors, the award is up to 25% of salary for achieving target, rising to a maximum of 50% of salary if the Group exceeds its STIP target. The 1996 STIP awards to the executive Directors and senior executives represented approximately 49.5% of the targeted bonus amount. The amount of the STIP is based upon the extent to which the Group achieves certain specified objectives and, in the case of the executive Directors, the extent to which the executive Directors meet certain specified personal objectives. In 1996, the STIP objective related to the achievement of targets set in respect of growth, quality of operations (measured by customer satisfaction surveys), operating cash flow, net cash flow and personal objectives. The objective is to have payout tied to Group performance, thereby providing higher than targeted payouts for better than expected performance and lower than targeted payouts for performance below the targeted levels. For executive Directors and senior executives, bonus payments are based on the performance of the Group as a whole. Those employed within franchises receive bonuses based on the performance within the employing franchise.

            (iii) Long-term incentive arrangements

            The Group operates the following long-term share and option incentive plans: The Telewest Restricted Share Scheme (designed to operate in conjunction with an Employee Share Ownership Plan ("ESOP")); an Inland Revenue approved executive share option scheme, the Telewest 1995 (No.1) Executive Share Option Scheme; an unapproved executive share option scheme, the Telewest 1995 (No.2) Executive Share Option Scheme; a share save scheme and a profit sharing scheme designed for Inland Revenue approval.

            The Telewest Restricted Share Scheme was designed to replace a cash bonus scheme in operation prior to the initial public offering in November 1994 and for this reason, exercise of the award is not subject to the satisfaction of a performance condition. Under this scheme, awards were made over Telewest shares to senior executives based on a percentage of salary and for no consideration. At the time of the initial public offering Mr Davidson was granted an award over 475,183 Telewest shares. Awards generally vest over a three year period with, in the case of Mr Davidson, a final vesting date of January 1998. Awards under the scheme are made by the ESOP Trustees following recommendations made by the Remuneration Committee and are designed to retain and motivate senior executives.

            The executive share option schemes also form part of the Group's long-term incentive arrangements. Options over Telewest shares are granted in phases, generally on a one times salary basis up to a maximum of four times salary and exercise is subject to a performance condition, namely out-performance of the FT-SE 100 Index over any three-year period preceding exercise.

            The option arrangements relating to Mr Davidson are set out on page 38 of the Report of the Directors.

            The Inland Revenue approved share save scheme is designed to incentivise employees which enables the Company to grant options to employees to purchase Telewest shares at a 20% discount to market price. These options can be exercised only with funds saved by employees over time in a qualified savings account.

            It is proposed to replace the Telewest Restricted Share Scheme with a new Long-Term Incentive Plan ("LTIP") for future share awards to executive Directors and senior executives. It is intended that following its introduction participants in the new plan will not be granted further options under the executive share option schemes (subject to exceptions at the discretion of the Remuneration Committee). In future, options under these schemes will generally be awarded to employees not participating in the LTIP. It is also intended that, if the LTIP is introduced, no further awards will be made under the Telewest Restricted Share Scheme.

            4.    PROPOSED ARRANGEMENTS

            It is proposed that two new share plans be introduced. Shareholder approval will be sought for the introduction of these share plans at the 1997 AGM. A summary of the rules for both plans can be found in the 1997 AGM Notice. A brief description is set out below.

            (a)   Equity Participation Plan ("EPP")

            Under the STIP, participants may be due a cash bonus. The EPP provides that, at the Remuneration Committee's discretion, a participant can use up to 50% of the bonus payable to him (or such lower percentage as the Remuneration Committee may determine), after deduction of tax, to buy Telewest shares ("bonus shares"). He must deposit the bonus shares with the Trustee of the existing Telewest ESOP. In return, the participant is provisionally allocated for no payment a matching number of Telewest shares (after grossing up the value of the bonus shares).

            Alternatively, at the Remuneration Committee's discretion, the participant can agree to forego up to 50% of the bonus payable to him (or such lower percentage as the Remuneration Committee may determine), before deduction of tax, and receive instead a conditional right to acquire Telewest shares ("bonus shares"). In return the participant is provisionally allocated a matching number of Telewest shares for no payment.

            In each of the above cases, provided the bonus shares are retained for three years and the participant remains employed by the Group for three years, the bonus and matching shares would thereafter be released to the participant.

            (b)   Long-Term Incentive Plan

            Under the LTIP, which will operate on an annual basis, a participant will be awarded the provisional right to receive, for no payment, a number of Telewest shares with a value equating to a percentage of his/her base salary. The shares will not vest unless certain performance criteria, based on total shareholder return ("TSR") are met. The percentage of salary will be determined by the Remuneration Committee and will be up to 100% of base salary for executive Directors. The award is divided equally, with vesting of 50% depending on the Company's TSR meeting a performance condition relating to the TSR of FT-SE 100 companies, and the remaining 50% depending on meeting a performance condition relating to the TSR of a group of comparator companies (including cable, broadcasting and telecommunications companies listed on the London Stock Exchange and cable companies operating in the UK and listed on Nasdaq), in each case over a three year period. If the Company's TSR is in the top quartile of the FT-SE 100 over that period, the executive will receive 50% of the number of shares awarded to him; if the Company's TSR is 50th place in the FT-SE 100, the executive will receive 12.5% of the number of shares awarded to him; if below 50th place in the FT-SE 100, the executive will receive nothing in respect of this portion of the award. Similarly, if the Company's TSR is in the top quartile of the group of comparator companies in that period, the executive will receive 50% of the number of shares awarded to him; if the Company's TSR is at the median position the executive will receive 12.5% of the number of shares awarded to him; if below the median position, the executive will receive nothing in respect of that portion of the award. In either test, a proportionate number of shares will be received for intermediate positions. TSR in each case will be calculated by reference to the cash flow generated by dividends, and capital appreciation on a share purchased at the beginning and sold at the end of the period. If the participant remains employed by the Group, at the end of the third year after the date of grant, 50% of the vested award will be transferred to the employee and the balance will be transferred at the end of the fourth year after the date of grant.

            Assuming shareholder approval is obtained at the 1997 AGM for the introduction of these plans, the Remuneration Committee may, at its discretion, decide to operate them with effect from 1 January 1997.

            5.    PENSION

            The Group contributes to personal pension schemes established by individual employees. The actual contribution of the Group to such schemes depends on the contribution made by the employee and may vary according to length of service. Generally the Group contribution varies from 3% of an employee's salary to a maximum of 12% for executive Directors. In addition, there is a money purchase pension scheme to which the Group contributes an amount equal to the employee's contribution, such contributions varying between 3% and 6%. The Group's contribution is based on the employee's salary and does not include benefits or bonuses.

            6.    EXECUTIVE DIRECTORS' AGREEMENTS

            Mr Davidson has agreed to reduce the notice period in his employment agreement from two years' to one year's notice in accordance with the recommendation of the Code. However, the Remuneration Committee believes that at this stage of the Group's development it may be necessary to offer executives contracts in excess of one year to attract candidates of the appropriate calibre. In July 1996 Mr Davidson's salary was increased to (pound)225,000 from (pound)151,686 to reflect his additional responsibilities as Acting Chief Executive Officer, following the departure of Mr Michels from the Company. This was increased to (pound)335,000 in February 1997, effective from July 1996, to reflect his confirmation as Chief Executive Officer. For the financial year ended 1996, Mr Davidson was awarded an annual bonus, pursuant to the STIP, of (pound)25,500.

            Mr Burdick has agreed to an initial two year, fixed term agreement to continue thereafter until terminated by the Company giving no less than twelve months' notice to expire on or at any time after the end of the initial fixed term. The Remuneration Committee believes an initial notice period in excess of one year is justified in view of his recent move from the US. Mr Burdick's salary has been agreed at (pound)225,000 and he will be awarded options under the Telewest Executive Share Option Schemes on the basis of 4 times salary to be granted as soon as practicable and subject to the Rules of the Telewest Executive Share Option Schemes. It is also intended that Mr Burdick shall participate in the LTIP.

            Mr Michels resigned from his position as Chief Executive Officer and from the Board of Directors with effect from 31 July 1996. He joined the Company in January

1994. At the time of the initial public offering in November 1994, Mr Michels entered into a three year, fixed term employment agreement with the Company which reflected Mr Michel's anticipated term of employment with the Company. The Company and Mr Michels agreed the early termination of this arrangement which resulted in a payment of (pound)410,268 being paid to Mr Michels by the Company which reflected, with mitigation, the unexpired value of Mr Michels' contract (including salary, housing and car allowance and net income taxes). There is a provision for income taxes which is subject to agreement with the Inland Revenue.

            Mr Michels is also entitled to exercise 348,001 options over Telewest shares under the Telewest Executive Share Option Schemes and subject to the rules of the schemes, in respect of those granted in 1995 between 1 August 1996 and 8 May 1999 and in respect of those granted in 1996 between 1 August 1996 and 5 September 1999 at prices ranging from 138p to 173.5p and also to receive his award of Telewest shares under the Telewest Restricted Share Scheme of 434,787 Telewest shares which shall be transferred to him under the rules of the scheme.

            Under the current Remuneration Committee policy senior executives have employment agreements notice periods which range from three months to one year, depending on their grade.

            7.    DIRECTOR'S REMUNERATION

            The aggregate compensation for the Directors is as follows:

                                                      1996         1995
                                                  (pound)'000  (pound)'000

            Base Salary and Benefits                   530        1,193
            Annual Bonus - STIP                         25           79
            Special Bonus                               --          140
            Pension                                     18           24
            Compensation for loss of office            539          487
                                                    ------       ------
                                                     1,112        1,923

            Additional information required under US securities laws with respect to the compensation of the Directors, the Chief Executive Officer and certain other executives is set out under the caption "Executive Compensation" in the Proxy Statement.

DIRECTORS' COMPENSATION



------------------------------------------------------------------------------------------------------------------------------
                                                                     Compensation     Total emoluments
                                                        Annual/      for loss of     excluding Pension
                   Salaries/fees   Taxable Benefits Special Bonuses     Office          Contributions   Pension Contributions
                     1996    1995   1996    1995      1996    1995   1996    1995     1996    1995         1996     1995
                  (L)'000  (L)'000 (L)'000 (L)'000  (L)'000 (L)'000 (L)'000 (L)'000  (L)'000 (L)'000     (L)'000   (L)'000
(L)=British Pound
------------------------------------------------------------------------------------------------------------------------------
EXECUTIVE
S J Davidson          236    143     12      12        25      98      --      --      273      253        13        10
A Michels             100    160     68     267        --     121     539      --      707      548         5         5
D F Bryan              --    145     --     344        --      --      --     487       --      976        --         9

NON-EXECUTIVE
F A Vierra             --     --     --      --        --      --      --      --       --       --        --        --
A G Ames               --     --     --      --        --      --      --      --       --       --        --        --
A W P Stenham          50     54     --      --        --      --      --      --       50       54        --        --
Lord Borrie QC         34     36     --      --        --      --      --      --       34       36        --        --
Lord Griffiths         30     32     --      --        --      --      --      --       30       32        --        --
J A Atterbury          --     --     --      --        --      --      --      --       --       --        --        --
J O Robbins            --     --     --      --        --      --      --      --       --       --        --        --
A N Singer             --     --     --      --        --      --      --      --       --       --        --        --
C M Lillis             --     --     --      --        --      --      --      --       --       --        --        --

Total Board           450    570     80     623        25     219     539     487    1,094    1,899        18        24

Notes:

1 Certain amounts reflected in this table and elsewhere in this section were paid in US dollars, but are represented in this table in pounds sterling based on an average exchange rate of $1.56 to (pound)1.00 for the year ended 31 December 1996.

2 Mr Michels' principal taxable benefits were the provision of(pound)17,236 in respect of his income taxes, housing allowance of(pound)50,638 and use of car of(pound)6,743.

3 Mr Michels' compensation for loss of office includes a provision for income taxes which is subject to agreement with the Inland Revenue.

4 The 1996 pension contribution for Mr Michels represents a matching contribution to his 401(k) plan.

5 The independent non-executive Directors are paid (pound)1,000 for each Board or Committee meeting they attend in addition to their fees. The executive Directors' interests in Company share options and restricted share scheme awards are set out on page 38 of the Report to the Directors and proposed awards on page 42 of this report. No non-executive Director has any interests in Telewest shares.

      8.    REMUNERATION POLICY FOR NON-EXECUTIVE DIRECTORS

      The remuneration policy for non-executive Directors consists of fees for their services in connection with Board and Board Committee meetings and, where relevant, for additional services such as chairing a committee. They are not eligible for pension scheme membership and do not participate in any of the Group's bonus, share option or other incentive schemes. Their remuneration is approved by the Board of Directors.


A G AMES (CHAIRMAN)
A W P STENHAM
A N SINGER
The Remuneration Committee

                           TELEWEST COMMUNICATIONS PLC

I/We________________________________ of_________________________________________
________________________________________________________________________________
being the holder(s) of Ordinary Shares of 10 pence each in Telewest Communications plc (the "Company") hereby appoint the Chairman of the meeting or ____________________________ of_________________________________________________
________________________________________________________________________________
as my/our proxy to vote in my/our name(s) and on my/our behalf at the Annual General Meeting of the Company to be held on Friday, 9 May 1997, at 10.00 am at The Grocers' Hall, Princes Street, London EC2R 8AD, and at any adjournment thereof and I/we direct the proxy to vote in respect of the resolutions to be proposed at the meeting as indicated herein.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY.

--------------------------------------------------------------------------------------------------------------------------
ORDINARY RESOLUTIONS                                                                                For        Against
--------------------------------------------------------------------------------------------------------------------------
1    To adopt the Directors' Report and Account for the year ended 31 December 1996.
--------------------------------------------------------------------------------------------------------------------------
2    To reappoint Mr F.A. Vierra as a Director.
--------------------------------------------------------------------------------------------------------------------------
3    To reappoint Mr A.W.P. Stenham as a Director.*
--------------------------------------------------------------------------------------------------------------------------
4    To reappoint Mr A.G. Ames as a Director.*
--------------------------------------------------------------------------------------------------------------------------
5    To reappoint Mr J.A. Atterbury III as a Director.
--------------------------------------------------------------------------------------------------------------------------
6    To reappoint Mr C.J. Burdick as a Director.
--------------------------------------------------------------------------------------------------------------------------
7    To reappoint Lord Borrie QC as a Director.
--------------------------------------------------------------------------------------------------------------------------
8    To reappoint Mr S.J. Davidson as a Director.
--------------------------------------------------------------------------------------------------------------------------
9    To reappoint Lord Griffiths of Fforestfach as a Director.
--------------------------------------------------------------------------------------------------------------------------
10   To reappoint Mr C.M. Lillis as a Director.
--------------------------------------------------------------------------------------------------------------------------
11   To reappoint Mr J.O. Robbins as a Director.
--------------------------------------------------------------------------------------------------------------------------
12   To reappoint Mr A.N. Singer as a Director.*
--------------------------------------------------------------------------------------------------------------------------
13   To authorise the Directors to allot ordinary shares.
--------------------------------------------------------------------------------------------------------------------------
SPECIAL RESOLUTION
--------------------------------------------------------------------------------------------------------------------------
14   To disapply statutory pre-emption rights.
     Note: The effectiveness of this Resolution is conditional upon the approval of Resolution 13.
--------------------------------------------------------------------------------------------------------------------------
ORDINARY RESOLUTION
--------------------------------------------------------------------------------------------------------------------------
15   To reappoint KPMG Audit plc as auditors and fix their remuneration.
--------------------------------------------------------------------------------------------------------------------------
ORDINARY RESOLUTION
--------------------------------------------------------------------------------------------------------------------------
16   To approve the Telewest Equity Participation Plan and the Telewest Long Term Incentive Plan.
--------------------------------------------------------------------------------------------------------------------------
SPECIAL RESOLUTION
--------------------------------------------------------------------------------------------------------------------------
17   To approve the change to the Articles of Association to increase the borrowing powers of the Company.
--------------------------------------------------------------------------------------------------------------------------

NAME(S) OF SHAREHOLDER(S) IN BLOCK CAPITALS

DATED                                        SIGNED

NOTES:
1 Please indicate how you wish your vote to be cast by inserting an "X" in the appropriate box opposite each resolution.
2    A holder of Ordinary Shares entitled to attend and vote at the meeting is also entitled to appoint one or more proxies to attend and vote instead of the shareholder.  A proxy need not be a shareholder of the Company.  In the event that you wish to appoint a person other than the Chairman as your proxy, delete the reference to the Chairman and insert the name and address of the person you wish to appoint in the space provided.
3 This form of proxy must be executed by the appointor or his/her duly constituted attorney or, if the appointor is a company, under its seal or under the hand of its duly authorised officer or attorney or other person authorised to sign.
4 In the case of joint holders of the Ordinary Shares the vote of the senior who tenders a vote whether in person or by proxy shall be accepted to the exclusion of the vote of the other joint holders and for this purpose seniority shall be determined by the order in which the names of the holders stand in the register of shareholders.
5    Any alteration made in this Proxy Card should be initialled.
6 To be effective this Proxy Card and any authority under which it is executed (or a notarially certified copy of each authority) must be deposited at Lloyds Bank plc, Registrar's Department, The
     Causeway, Worthing, West Sussex, England BN99 6DB not less than 48 hours before the time of the Annual General Meeting. Completion and return of this Proxy Card will not preclude a shareholder from attending and voting in person at the meeting.
7 IF THIS PROXY CARD IS RETURNED DULY SIGNED BUT WITHOUT AN INDICATION AS TO HOW THE PROXY MUST VOTE ON A PARTICULAR RESOLUTION, THE PROXY WILL VOTE OR ABSTAIN AT HIS DISCRETION.
8    *Indicates the members of the Remuneration Committee.

BUSINESS REPLY SERVICE
Licence No. BR 3006




     Lloyds Bank plc
     Registrar's Department
     The Causeway
     Worthing
     West Sussex
     England
     BN99 6DB